UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Physicians Realty Trust
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2021 NOTICE OF ANNUAL MEETING

& Proxy Statement

PHYSICIANS REALTY TRUST

Invest in better.®

DOC
LISTED
NYSE

LETTER TO OUR SHAREHOLDERS
March 18, 2021

DEAR FELLOW SHAREHOLDERS,
You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Physicians Realty Trust to be held on Wednesday, May 5, 2021 at 10:00 a.m., Central Daylight Time. In light of the ongoing public health concerns surrounding the coronavirus (COVID-19) outbreak, we will hold the Annual Meeting solely by means of remote communication (i.e., a virtual meeting) in lieu of an in-person meeting.
This booklet includes the Notice of Annual Meeting and Proxy Statement (the "Proxy Statement"). The Proxy Statement provides information about Physicians Realty Trust in addition to describing the business we will conduct at the meeting.
We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the proxy card received and return it in the accompanying envelope as soon as possible. Your common shares will be voted in accordance with the instructions you have provided in your proxy card. You may attend the Annual Meeting and vote online even if you have previously returned your proxy card by following the instructions included in the Proxy Statement. We hope you are able to join us on May 5th.
Sincerely,

“Physicians Realty Trust and our Board of Trustees would like to sincerely thank you for your continued investment in our company. We are committed to governing in a prudent and transparent manner, with the goal of strengthening what we believe to be among the best portfolios of medical office buildings in the United States. We look forward to sharing with you the results of our efforts over the past year.”

John T. Thomas President, Chief Executive Officer, and Trustee	Governor Tommy G. Thompson Chairman of the Board

IMPORTANT
A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked. Please note, however, that if your common shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a legal proxy issued in your name. Please refer to the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting" for instructions regarding how to vote your common shares.
IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES
Company Address: Physicians Realty Trust 309 N. Water Street Suite 500 Milwaukee, Wisconsin 53202 www.docreit.com (414) 367-5600
Cover Image Featuring Ascension Sacred Heart Health Center at Summit | Pensacola, FL

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time Wednesday, May 5, 2021 10:00 a.m., Central Daylight Time	Virtual Meeting Link Meeting Center ID: www.meetingcenter.io/284196383 Password: DOC2021	Who Can Vote Shareholders as of February 25, 2021 are entitled to vote
Voting Items

Proposals		Board Vote Recommendation	For Further Details
Proposal 1:	Election of 8 Trustees	FOR each trustee nominee	Page 11
Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	FOR	Page 32
Proposal 3:	Approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers	FOR	Page 39

Shareholders will also act on other business properly presented to the Annual Meeting or any adjournments or postponements thereof.
The preceding items of business are more fully described in the Proxy Statement accompanying this Notice of the Annual Meeting. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
The Board of Trustees has fixed the close of business on February 25, 2021 as the record date (the "Record Date") for identifying those shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. On or about March 18, 2021 the Company mailed or made available on the Internet this Notice, the Proxy Statement, and the Company’s 2020 Annual Report to shareholders.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote as soon as possible. For specific instructions on how to vote your common shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting.”
All shareholders are cordially invited to attend the Annual Meeting. If, as of the close of business on the record date, your common shares were registered directly in your name, then you received this Proxy Statement by regular mail and you may authorize a proxy to cast your vote by mail by following the instructions on the enclosed proxy card. If, as of the close of business on the record date, your common shares were not held directly in your name but rather were held in an account with a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of common shares held in “street name,” and a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials on the Internet was sent to you by that intermediary. You may authorize a proxy to cast your vote by mail, the telephone or over the Internet by following the instructions in the Notice.
Thank you for your ongoing support of Physicians Realty Trust.
By Order of the Board of Trustees of Physicians Realty Trust,
HOW TO VOTE
Internet www.investorvote.com/DOC
Telephone 1-800-652-VOTE (8683)
Mail Mark, sign, date, and return your proxy card in the enclosed envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2021
Our Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2020 Annual Report are available on the following website: www.investorvote.com/DOC
If you plan to attend the meeting virtually on the Internet, you must register by following the instructions contained in the "Questions and Answers about the Proxy Materials and the Annual Meeting" section of this proxy statement.

John T. Thomas President, Chief Executive Officer, and Trustee

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement. Unless otherwise indicated or unless the contact requires otherwise, all references in this report to "we", "us", "our", the "Company", or "DOC" refer to Physicians Realty Trust, a Maryland real estate investment trust.

PROPOSAL 1 Election of 8 Trustees	The Board recommends a vote FOR each trustee nominee.
See page 11

PROPOSAL 2 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	The Board recommends a vote FOR this proposal.
See page 32

PROPOSAL 3 Approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers	The Board recommends a vote FOR this proposal.
See page 39

Our Trustee Nominees
The tables below summarize the primary skills and experience of our trustee nominees. For a discussion of these qualifications and why they are important to our Board, see “Proposal 1: Election of Trustees — Trustee Nominees.” The committee memberships below indicate the 2020 composition of the committees of our Board.

				Committee Memberships
Trustee Nominees	Age	Trustee Since	Independent	AC	CC	NCGC	FI
John T. Thomas President and Chief Executive Officer ("CEO") Physicians Realty Trust	54	2013					•
Governor Tommy G. Thompson Former U.S. Secretary of Health and Human Services Non-Executive Chairman of the Board	79	2013			•	•	•
Stanton D. Anderson Former Partner McDermott Will & Emery	80	2013		•	c
Mark A. Baumgartner Former Chief Investment & Risk Officer and Sr. Managing Director The Ziegler Companies, Inc.	65	2013		c
Albert C. Black, Jr. Founder and Chairman On-Target Supplies & Logistics, Ltd.	61	2013				c	•
William A. Ebinger, M.D. Practicing Internist Advocate Aurora Health Care	66	2013			•		•
Pamela J. Kessler Executive Vice President, Chief Financial Officer & Secretary LTC Properties, Inc.	55	2018		•
Richard A. Weiss Former Managing Partner Foley & Lardner LLP	74	2013				•	c

AC	Audit Committee	CC	Compensation Committee	NCGC	Nominating and Corporate Governance Committee	FI	Finance and Investment Committee	C	Chair	●	Member
Skills and Experience

Health Care	Real Estate	Strategy and Business Development	Government and Regulatory

6/8	2/8	6/8	3/8
Risk Management	Finance and Reporting	Board	Senior Leadership

2/8	4/8	7/8	8/8

Corporate Governance Highlights
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•    Our Board is not staggered, with each of our trustees subject to re-election annually
•    Seven of our eight trustees are independent under the New York Stock Exchange (the “NYSE”) rules
•    All of our audit committee members qualify as “audit committee financial experts” as defined by the Securities Exchange Commission ("SEC")
•    We opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law
•    We do not have a shareholder rights plan
•    Each of the audit committee, compensation committee, and nominating and corporate governance committee is comprised solely of independent trustees

Our trustees stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our non-management trustees meet regularly in executive session without the presence of our corporate officers.
DOC’S C.A.R.E. PHILOSOPHY
At DOC, we “Invest in Better” to help medical providers, developers, and shareholders realize better health care, better communities, and better returns. We are dedicated to making a difference in the lives of our team members, investors, health care partners, and those who visit our properties.
We C.A.R.E.

Collaborate & Communicate	Act with Integrity	Respect the Relationship	Execute Consistently
We have developed a collaborative culture of mutual respect, and team members have a sense of pride in what we accomplish together. We strive for true partnerships, working toward a common purpose and shared success.

Integrity and transparency are at the heart of all that we do. We believe that performing to the highest standards on behalf of our health care partners, team members, and investors is fundamental to our identity as a company.
		We continually support our partners so they can provide outstanding health care services in their communities. We are committed to providing industry-leading customer service.	By promoting a culture of innovation and creativity, and above all, consistency, we strive to exceed our clients’ expectations.

ESG HIGHLIGHTS		AWARDS EARNED

We are an ENERGY STAR partner and are committed to “green” practices and sustainability.	In 2020, we invested in 29 sustainability-driven capital expenditure projects totaling $4.2 million, generating an estimated 10-year ROI in operating expense savings of $7.7 million.	10 New IREM® Certified Sustainable Property (CSP) Certifications

We utilize innovative software systems such as ENGIE, ENERGY STAR Portfolio Manager, and Measurabl to monitor energy, water, and waste usage, leveraging this data to prioritize our capital efforts.
We expanded our property-level ESG continuing education for all Property Managers as outlined by ENERGY STAR and IREM best practices. We also awarded quarterly and yearly partner “green” awards to increase manager awareness and participation in our ESG efforts.

Top Workplaces – Milwaukee Journal Sentinel

Our DE&I Council fosters a culture of inclusiveness and builds awareness about the many benefits of a diverse workspace. As part of our multi-year goals, DOC developed a roadmap to recruit, retain, and support underrepresented populations within our Company while also providing leadership to foster greater diversity in our industry as a whole. Our 2020 efforts included team town halls, a company book club, and focus groups.	We provided approximately $350,000 in philanthropic support nationwide in 2020, exceeding our goal by over 15%.
Green Lease Leader Gold Designation – Institute for Market Transformation and U.S. Department of Energy Better Buildings Alliance

We disclosed Board of Trustees level oversight of our ESG programming under the leadership of Mr. Albert C. Black, Jr., Chairman, Nominating and Corporate Governance Committee.
In 2020, we launched the new docreit.com with a section dedicated to our Corporate Responsibility and ESG efforts. Further, in 2020, we announced the release of our first inaugural ESG Report, which outlines our commitment and progress toward goals related to ESG matters. The ESG Report is available at www.docreit.com/esg.

Despite the global pandemic, in 2020, our employees devoted over 515 hours to volunteerism benefiting our communities, exceeding our goal of 500 hours.	DOC added TCFD (Task Force on Climate-related Financial Disclosures) and SASB (Sustainability Accounting Standards Board) to DOC’s public disclosure documents.	BOMA International TOBY Award and BOMA 360 Certification | Baylor Scott & White Charles A. Sammons Cancer Center

2020 Financial and Operational Highlights

$275.5 million	7 Health Care Properties Acquired in 6 States	$115.2 million	$55.3 million
Total investment activity**	Aggregate purchase price of approximately $74.5 million	Total loan activity	Investment in joint venture**
**Investment activity includes $37.0 million of unconsolidated joint venture debt

Cumulative Total Return

Our stock price has increased from $11.50 at the time of our initial public offering in July 2013 to $17.80 as of December 31, 2020. In addition, we have paid a quarterly dividend of $0.225 on shares of our common stock each quarter beginning with the quarter ended December 31, 2013 through March 31, 2017 and a quarterly dividend of $0.230 on shares of our common stock each quarter beginning with the quarter ended June 30, 2017 through December 31, 2020. Cumulative total return of an investment in our common shares has outperformed both the S&P 500 and the MSCI US REIT Index (RMS) from the date of our initial public offering through December 31, 2020.

Total Health Care Properties	Total Portfolio Gross Leasable Area (sq. ft.)	Total Percent of Portfolio Leased	Percent of GLA On-Campus / Affiliated	Average remaining lease term (years)
263	14,011,008	96%	90%	6.8
We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our initial public offering in July 2013 to approximately $4.9 billion as of December 31, 2020. As of December 31, 2020, our portfolio consisted of 263 health care properties with approximately 14,011,008 net leasable square feet, which were approximately 96% leased with a weighted average remaining lease term of approximately 6.8 years. As of December 31, 2020, approximately 90% of the net leasable square footage of our portfolio was either on campus with a hospital or other health care facility or strategically affiliated with a hospital or other health care facility.

Executive Compensation Highlights
CONSISTENTLY POSITIVE SAY-ON-PAY RESULTS

We provided shareholders with a “say-on-pay” advisory vote on executive compensation at the 2020 annual meeting of shareholders. We maintain an open line of communication with our investors on our compensation practices and have consistently received high say-on-pay support from our shareholders.
At the 2020 annual meeting of shareholders, 97% of the votes cast by shareholders were cast “For” the approval of the compensation of our named executive officers ("NEOs"). In the Company's history, say-on-pay results have averaged 96% approval results.

Say on Pay Results
2016	2017	2018	2019	2020
94%	98%	94%	98%	97%

PAY AND PERFORMANCE ALIGNMENT
Our executive compensation program is designed to reward successful annual performance while encouraging long-term value creation for our shareholders. NEO short- and long-term incentive compensation is subject to rigorous, objective, at-risk performance hurdles across multiple metrics and performance periods, which the compensation committee intends to be an incentive to management to drive Company performance and encourage prudent risk management consistent with the Company’s financial and strategic goals.

2020 COMPENSATION SNAPSHOT
Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. Our 2020 executive compensation awards reflect our commitment to aligning pay with performance. The primary elements of our executive compensation program are base salary, performance-based annual incentive compensation, restricted stock, and performance-based long-term incentive compensation. These elements were selected by the compensation committee because each element is important in meeting one or more of our executive compensation principles. Additionally, the majority of our executive officer pay is typically performance-based, with the largest element of compensation based on three-year performance-based equity incentives. In 2020, prior to the COVID-19 outbreak in the United States, the compensation committee recommended and the Board approved a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. The following snapshot details the CEO pay mix, as well as the average NEO (excluding the CEO) pay mix for 2020.

Fiscal 2020 Elements	CEO Pay Mix	CEO Pay Mix(1)	Average other NEO Pay Mix	Description and Metrics
Base Salary and Other
Fixed cash income to compensate executives for their qualifications and the value of their performance in a competitive market. This also includes all other compensation such as: vacation payout, 401(k) match, and other benefits.

Performance-Based Annual Incentive
Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives. The total amount paid is based on the achievement of annual operating performance goals and individual performance.

Restricted Stock
Annual equity incentive awards designed to retain executives and further align the interests of our executives with those of our shareholders by facilitating significant ownership of stock by the officers. The number of shares of restricted stock awarded is primarily based on the officer’s position and level of responsibility.

Performance-Based Long-Term Incentive
Annual equity incentive program designed to motivate our executives to achieve long-term financial goals and other business objectives. The total amount paid is based on the achievement of operating performance goals over a three fiscal-year period including dividend equivalent units.

(1) In February 2020, the compensation committee recommended and the Board approved a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. This column excludes this award as we believe it more accurately depicts the typical CEO Pay Mix.

TABLE OF CONTENTS

Corporate Governance	11	2020 Executive Compensation	47
PROPOSAL 1: Election of Trustees	11	Additional Compensation Plan Features and Policies	57
Board Composition	12
Trustee Nominees	12	Compensation Committee Report	58
Trustee Nomination Procedure	22	Executive Compensation Tables	59
Trustee Independence	22	Summary Compensation Table	59
Our Board and Committees	22	All Other Compensation in 2020	60
Board Leadership Structure	22	2020 Grants of Plan-Based Awards Table	61
Committee Membership and Structure	22	Outstanding Equity Awards at 2020 Fiscal Year-End	62
Trustee Engagement	25
Corporate Governance Guidelines	25	2020 Option Exercises and Stock Vested Table	62
Corporate Governance Highlights and Enhancements	25	Employment Agreements with Named Executive Officers	63

Board Responsibilities	25	Potential Payments Upon a Change in Control and/or Termination	64
Strategic Oversight	26
Risk Oversight	26	CEO Pay Ratio	66
Code of Business Conduct and Ethics	26
Commitment to Social Responsibility and Sustainability	27	Stock Ownership	67
		Equity Compensation Plan Information	67
Outreach and Engagement	30	Beneficial Ownership of the Company’s Securities	67
Non-Employee Trustee Compensation	31
		Certain Relationships and Related Party Transactions	69
Audit Committee Matters	32
PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm	32
		Delinquent Section 16(a) Reports	69
Selection and Engagement of Independent Registered Public Accounting Firm	33

Audit Committee Pre-Approval Policies and Procedures	33
		Questions and Answers about the Proxy Materials and the Annual Meeting	70
Fees Paid to Independent Registered Public Accounting Firm	33

Report of the Audit Committee	34
		Next Annual Meeting - Shareholder Proposals and Trustee Nominations	74
Executive Officers	35

Executive Compensation	39	Information not incorporated into this Proxy Statement	74
PROPOSAL 3: Advisory Vote on Executive Compensation	39

Executive Summary	40	Other Matters	74
Compensation Design and Philosophy	43

CORPORATE GOVERNANCE

PROPOSAL 1 Election of 8 Trustees
BOARD OF TRUSTEES AND NOMINEES
The Board currently consists of eight trustees, and the term of all of the trustees expires at the Annual Meeting. Upon recommendation of the nominating and corporate governance committee of the Board, the Board has proposed that the following eight nominees be elected to the Board at the Annual Meeting, each of whom will hold office for a one-year term until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified: John T. Thomas, Tommy G. Thompson, Stanton D. Anderson, Mark A. Baumgartner, Albert C. Black, Jr., William A. Ebinger, M.D., Pamela J. Kessler, and Richard A. Weiss. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than eight nominees. Biographical information about each of the nominees is provided herein.
REQUIRED VOTE
Pursuant to our bylaws, in uncontested elections (which is the case for the Annual Meeting), the nominees for election to the Board who receive a majority of all of the votes cast for the election of trustees shall be elected trustees. Each nominee receiving more “FOR” votes than “WITHHOLD” votes will be elected. Proxies may not be voted for more than eight trustees and shareholders may not cumulate votes in the election of trustees. With respect to Proposal 1, votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum.
In accordance with our corporate governance guidelines, if an incumbent trustee who is nominated for election to the Board fails to receive the required number of votes for re-election, the trustee is required to tender his or her resignation promptly following the Annual Meeting; in which case, within 90 days following certification of the shareholder vote, the nominating and corporate governance committee will determine whether to recommend that the Board accept the trustee’s resignation, and upon submission of the nominating and corporate governance committee’s recommendation to the Board, the Board will decide and act on the matter in its discretion. The nominating and corporate governance committee and the Board may consider any factors they deem relevant in deciding whether to recommend or accept a trustee’s resignation. In general, any trustee who tenders his or her resignation will not participate in the nominating and corporate governance committee recommendation or Board action regarding whether to accept the resignation offer. The Company will disclose promptly the Board’s decision regarding whether to accept or reject the trustee’s resignation offer and its rationale for such decision in a Current Report on Form 8-K.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. At the time of the Annual Meeting, in the event any nominee is unable or declines to serve as trustee, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

The Board recommends a vote “FOR” the election of John T. Thomas, Tommy G. Thompson, Stanton D. Anderson, Mark A. Baumgartner, Albert C. Black, Jr., William A. Ebinger, M.D., Pamela J. Kessler, and Richard A. Weiss as trustees.

Board Composition
TRUSTEE NOMINEES
The nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new trustees as well as the composition of the Board as a whole. This assessment includes an analysis of trustees’ qualifications under the categorical standards for independence, as well as consideration of diversity, age, skills, and experience in the context of the Board’s needs. Nominees for trusteeship are selected by the nominating and corporate governance committee in accordance with the policies and principles in its charter and the corporate governance guidelines. The nominating and corporate governance committee considers trustee candidates recommended by its members and other Board members, as well as by management and shareholders. In addition, the nominating and corporate governance committee may engage the assistance of a professional search firm. All potential trustee candidates are reviewed by the nominating and corporate governance committee in consultation with the Chairman of the Board and the CEO. The nominating and corporate governance committee decides whether to recommend one or more candidates to the Board for nomination.
The nominating and corporate governance committee may consider the following criteria, among others it deems appropriate, in recommending candidates for election to the Board:
i.personal and professional integrity, ethics, and values;
ii.experience in corporate management, such as serving as an officer or former officer of a publicly held company;
iii.experience in the Company’s industry;
iv.experience with relevant social policy concerns;
v.experience as a board member of another publicly held company;
vi.ability and willingness to commit adequate time to the Board and its committee matters;
vii.the fit of the individual’s skills with those of the other members of the Board and potential members of the Board in the building of a board that is effective, collegial, and responsive to the needs of the Company;
viii.academic expertise in an area of the Company’s operations; and
ix.practical and mature business judgment.
In addition to the criteria set forth above, the nominating and corporate governance committee considers diversity for trustee nominees in terms of perspective, background, experience, gender, race, and ethnic or national origin. Our corporate governance guidelines provide that the nominating and corporate governance committee should include women and minority candidates in each pool of candidates from which new trustee nominees are chosen.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only by or at the direction of our Board or, provided that our Board has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the Secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board to be elected at the meeting.
Our corporate governance guidelines provide further procedures by which shareholders may recommend nominees to our Board in relevant part as follows:

•    Shareholders may contact the nominating and corporate governance committee by mail to recommend a nominee for our Board. Correspondence should be addressed to the nominating and corporate governance committee and should be sent by mail to Physicians Realty Trust, Board of Trustees c/o the Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.
•    The Secretary shall promptly forward to members of the nominating and corporate governance committee any recommendations so received.
•    The nominating and corporate governance committee shall give appropriate consideration to candidates for trusteeship nominated by shareholders in accordance with the Company’s bylaws and shall evaluate such candidates in the same manner as other candidates identified by the nominating and corporate governance committee.
•    The nominating and corporate governance committee, through the Secretary, will endeavor to acknowledge its receipt of any timely recommendation received and notify the shareholder of the actions taken with respect to such candidate.

SKILLS AND EXPERIENCE
The following chart highlights certain skills and experience that the particular trustee has, as more fully discussed below. A notation for an attribute indicates that the nominee gained the attribute through a current or prior position other than his or her service on the Physicians Realty Trust Board of Trustees. Our Board did not assign specific weights to any of these attributes or otherwise rate the level of a nominee’s attribute relative to the rating for any other potential nominee. The absence of a mark for an attribute does not necessarily mean that the nominee does not possess that attribute; it means only that when the Board considered that nominee in the overall context of the composition of our Board of Trustees, that attribute was not a key factor in the determination to nominate that individual. Further information on each nominee’s qualifications and relevant experience is provided in the individual biographies that follow the chart.

Attribute	Description	Coverage
Health Care	enhances the Board’s ability to understand the Company’s portfolio and business, assess challenges specific to the health care industry, and evaluate the Company’s strategy
Real Estate	provides the Board with insight into understanding the Company’s strengths and challenges specific to real estate investment trusts (“REITs”) and real estate industries
Strategy and Business Development	allows the Board to guide the Company in the execution of its short-term and long-term business strategies and supports the ongoing evaluation of the Company’s assets and portfolio
Government and Regulatory	promotes the Board’s understanding of the Company’s compliance with regulatory requirements
Risk Management	helps the Board appreciate, anticipate, and oversee the Company’s management of its various risks
Finance and Reporting	assists the Board in understanding and overseeing the Company’s financial statements, financial reporting, and internal controls
Board	provides insight into public and/or private company best practices and enhances the Board’s oversight of operations and governance
Senior Leadership	brings leadership qualifications and skills and encourages development of leadership qualities in others while navigating in an atmosphere of continued change

BIOGRAPHIES OF TRUSTEES

Age: 54 Trustee Since: 2013 Committees: Finance and Investment Independent: No

 John T. Thomas
BACKGROUND
•    President, Chief Executive Officer, and Trustee, Physicians Realty Trust, 2013-Present
•    EVP - Medical Facilities Group, Welltower Inc. (NYSE: WELL, formerly Health Care REIT Inc.), 2009-2012
•    President, Chief Development Officer and Business Counsel, Cirrus Health, 2005-2008
•    SVP and General Counsel, Baylor Health Care System, 2000-2005
•    General Counsel and Secretary, Unity Health System, 1997-2000
•    Tax Attorney, Sonnenschein, Nath & Rosenthal (now Dentons), 1995-1997
•    Tax Attorney, Shook, Hardy & Bacon, 1992-1995
•    Tax Attorney, Milbank, Tweed, Hadley & McCoy, 1990-1992
•    Graduate of Vanderbilt University Law School, with a J.D.
•    Graduate of Jacksonville State University, finishing with Distinction and Special Honors with a B.S. in Economics

Mr. Thomas is our President and Chief Executive Officer and serves on our Board and is a member of the finance and investment committee. Mr. Thomas has been the chief executive officer and trustee since our organization in April 2013. Mr. Thomas was the Executive Vice President-Medical Facilities Group for Welltower Inc. (NYSE: WELL, formerly known as Health Care REIT Inc.) from January 2009 to July 2012. Prior to Welltower, Mr. Thomas served as President, Chief Development Officer and Business Counsel of Cirrus Health from August 2005 to December 2008, where he led efforts to acquire and manage four hospitals and an endoscopy center, as well as efforts to develop other outpatient care facilities. From October 2000 to July 2005, he served as Senior Vice President and General Counsel for Baylor Health Care System in Dallas, Texas. As General Counsel for Baylor Health Care System, he was responsible for legal and government affairs. Mr. Thomas has been recognized for his team’s advocacy work on Texas H.B. 3 and Proposition 12, the 2003 Texas legislative and constitutional amendment efforts to increase patient access to physicians and care through reforms to Texas’ medical malpractice laws. He was also co-founder and chairman of the Coalition for Affordable and Reliable Health Care, a national coalition to reform medical malpractice laws through federal legislation. Mr. Thomas has testified before the Ways and Means Committee and Energy and Commerce Committee of the U.S. House of Representatives and a sub-committee of the U.S. Senate’s Homeland Security Committee, all related to health care policy. From April 1997 to October 2000, he served as General Counsel and Secretary for Unity Health System, a five hospital division of the Sisters of Mercy Health System in St. Louis, MO, where he oversaw legal affairs for the health care delivery system and its operating subsidiaries. Mr. Thomas was a member of the Board of Directors of Education Realty Trust, Inc. (NYSE: EDR) from 2016 to 2018 at which time EDR was sold to a private company. He also serves on the Board of Trustees for the Jacksonville State University Foundation.

Mr. Thomas began his career as a tax lawyer at Milbank, Tweed, Hadley & McCoy in New York, NY in 1990, and was elected a partner at Sonnenschein, Nath & Rosenthal (now Dentons) in April 1997. Mr. Thomas received his J.D. from Vanderbilt University Law School and his B.S. in Economics from Jacksonville State University, where he was a scholarship letterman on the football team and was a member of the Academic All-Conference Team. Mr. Thomas graduated with Distinction and Special Honors in Economics.

TRUSTEE QUALIFICATIONS
We have determined that Mr. Thomas should serve on our Board given his background, skills, and extensive experience in the health care industry. As President and Chief Executive Officer of the Company, he is knowledgeable on all aspects of the Company’s business and operations and has considerable executive experience in the real estate industry.

Health Care	Real Estate	Strategy and Business Development
Government and Regulatory	Board	Senior Leadership

Age: 79 Trustee Since: 2013 Committees: Compensation, Nominating and Corporate Governance, Finance and Investment Independent: Yes

Governor Tommy G. Thompson
BACKGROUND
•    Non-Executive Chairman of the Board, Physicians Realty Trust, 2013-Present
•    Interim President, University of Wisconsin System, 2020-Present
•    United States Secretary of Health and Human Services, 2001-2005
•    Governor of State of Wisconsin, 1987-2001
•    Senior Advisor, Deloitte & Touche USA LLP, 2005-2009
•    Senior Partner, Akin Gump Strauss Hauer & Feld LLP, 2005-2012
•    President, Logistics Health, Inc., 2005-2011
•    Graduate of the University of Wisconsin-Madison, with a B.S. and J.D.

Governor Thompson was appointed to our Board in connection with our initial public offering (“IPO”) in July 2013 and is the non-executive chairman of our Board and a member of the compensation committee, nominating and corporate governance committee, and the finance and investment committee. Governor Thompson is currently serving as the University of Wisconsin System interim President. Governor Thompson is the former United States Health and Human Services (HHS) Secretary, serving from 2001 to 2005, and a four-term Governor of Wisconsin. Following his terms in public office, Governor Thompson built, and continues to build, on his efforts as HHS Secretary and Governor to develop innovative solutions to the health care challenges facing American families, businesses, communities, states and the nation. These efforts focus on improving the use of information technology in hospitals, clinics and doctors’ offices; promoting healthier lifestyles; strengthening and modernizing Medicare and Medicaid; and expanding the use of medical diplomacy around the world. From 2005 until 2009, Governor Thompson served as a senior advisor at the consulting firm Deloitte & Touche USA LLP and was the founding independent chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation’s most pressing health care and public health related challenges. From 2005 to early 2012, Governor Thompson served as a senior partner at the law firm of Akin Gump Strauss Hauer & Feld LLP. Governor Thompson served as Chairman of the Board of Trustees of Logistics Health, Inc. from January 2007 to May 2011, and served as President from February 2005 to January 2011. Governor Thompson currently serves on the Board of Directors Centene Corporation (since 2005), United Therapeutics Corporation (since 2010), and TherapeuticsMD, Inc. (since 2012). Governor Thompson was formerly a director of C.R. Bard, Inc., Cytori Therapeutics, Inc., Cancer Genetics, Inc., CareView Communications, Inc., and Tyme Technologies, Inc. Governor Thompson received his B.S. and J.D. from the University of Wisconsin-Madison.

TRUSTEE QUALIFICATIONS
We have determined that Governor Thompson should serve on our Board because of his public company board experience, extensive knowledge of the evolving health care industry, and unique experience with physicians, health care decision makers, and business executives nationwide regarding health care policy and improvements within the industry.

Health Care	Strategy and Business Development	Government and Regulatory
Board	Senior Leadership

Age: 80 Trustee Since: 2013 Committees: Audit, Compensation (Chair) Independent: Yes

Stanton D. Anderson
BACKGROUND
•    Trustee, Physicians Realty Trust, 2013-Present
•    Partner, McDermott Will & Emery, 1995-2008
•    Senior Counsel to the President and CEO, U.S. Chamber of Commerce, 1997-Present
•    Executive Vice President and Chief Legal Officer, U.S. Chamber of Commerce, 2003-2007
•    Counsel, Reagan-Bush Presidential Campaign, 1980
•    Graduate of Willamette University, with a J.D. and served as a member of the Law Review
•    Graduate of Westmont College, with a B.A.

Mr. Anderson was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the compensation committee and is a member of the audit committee. Mr. Anderson resigned as a partner from the law firm McDermott Will & Emery in February 2008. He has served as Senior Counsel to the President and CEO of the U.S. Chamber of Commerce (the “Chamber”) since 1997. While a partner at McDermott Will & Emery, Mr. Anderson served as Executive Vice President and Chief Legal Officer of the Chamber. Mr. Anderson also oversaw the National Chamber Litigation Center, the public policy legal arm of the Chamber; the Institute for Legal Reform, a Chamber affiliate dedicated to restoring fairness, efficiency, and consistency to the U.S. civil justice system; and the Chamber’s Office of General Counsel. Mr. Anderson has been involved in national political affairs since 1972 where he managed a number of Republican conventions and served as Counsel to the Reagan-Bush Campaign in 1980. Mr. Anderson has received a number of Presidential appointments, including the President’s Advisory Committee on Trade Negotiations and the Presidential Commission on Personnel Interchange, and chaired the U.S. delegation to the United Nations Conference on New and Renewable Energy Resources in 1981. Mr. Anderson previously served on the Board of Directors of two public companies, CB Richard Ellis, a national real estate company where he chaired the audit committee for a number of years, and Aegis Communications Group, where he chaired a number of board committees, including the audit committee. Mr. Anderson graduated from Westmont College, where he was a Small College All-American basketball player, and received his law degree from Willamette University where he was a member of the Law Review.

TRUSTEE QUALIFICATIONS
We have determined that Mr. Anderson should serve on our Board because of his significant financial and legal experience, prior service as a member of the Board of Directors of other public companies, and his familiarity with business policy.

Strategy and Business Development	Government and Regulatory	Finance and Reporting
Board	Senior Leadership

Age: 65 Trustee Since: 2013 Committees: Audit (Chair) Independent: Yes

Mark A. Baumgartner
BACKGROUND
•    Trustee, Physicians Realty Trust, 2013-Present
•    Chief Investment & Risk Officer and Senior Managing Director, The Ziegler Companies, Inc., 2009-2020
•    Investment Banker, The Ziegler Companies, Inc., 1984-2009
•    Graduate of the University of Notre Dame, with a B.B.A. in Finance

Mr. Baumgartner was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the audit committee. From 2009 to 2020, Mr. Baumgartner served as the Chief Investment & Risk Officer and a Senior Managing Director of The Ziegler Companies, Inc. (“Ziegler”). During his tenure he was responsible for review of certain transactions underwritten by the firm for hospitals, senior living entities, and charter schools, totaling approximately $3 billion annually. In addition, Mr. Baumgartner oversaw Ziegler’s proprietary investments, private equity funds, and general business risks. Prior to assuming his position in 2009, Mr. Baumgartner worked as an investment banker at Ziegler beginning in 1984. Over the next 25 years, he completed more than 150 public debt offerings in excess of $5 billion for hospital systems, clinics and senior living facilities across the country. During that time, Mr. Baumgartner’s investment banking activities have included mergers, acquisitions and financial advisory work as well as tax-exempt and taxable financings on a fixed variable or blended interest rate basis. Mr. Baumgartner also worked on numerous strategic advisory transactions for health care providers involved in merging, acquiring or partnering with other health care entities. Mr. Baumgartner was a registered representative and registered principal. He earned a B.B.A. in finance from the University of Notre Dame.

TRUSTEE QUALIFICATIONS
We have determined that Mr. Baumgartner should serve on our Board because of his health care industry expertise, financial expertise, and capital markets experience.

Health Care	Strategy and Business Development	Risk Management
Finance and Reporting	Senior Leadership

Age: 61 Trustee Since: 2013 Committees: Nominating and Corporate Governance (Chair), Finance and Investment Independent: Yes

Albert C. Black, Jr.
BACKGROUND
•    Trustee, Physicians Realty Trust, 2013-Present
•    Founder and Chairman, On-Target Supplies & Logistics, Ltd., 1982-Present
•    Graduate of Southern Methodist University's Cox School of Business, with a M.B.A.
•    Graduate of the University of Texas at Dallas, with a B.G.S.

Mr. Black was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the nominating and corporate governance committee, and a member of the finance and investment committee. Mr. Black founded On-Target Supplies & Logistics, Ltd. (“On-Target”), a regional logistics management firm that provides outsourced services to a diverse set of companies, in 1982. On-Target's services include a broad range of supply chain functions. As Chairman of the company, Mr. Black’s responsibilities include the development of its executive management team and corporate strategy. On-Target's affiliate companies are TreCo Investments and READYTOWORK®, a workforce training and development company. Mr. Black’s professional and community experience over the years has included serving in leadership positions with several civic and educational institutions, including Baylor Scott and White Health, one of the leading health care delivery systems in the country where he has served as a trustee for over 25 years. Mr. Black is a past Chairman of the Board of Trustees for Baylor Health Care System. Mr. Black also serves as the inaugural chairman of the Charles A. Sammons Cancer Center Board. He is also a sponsoring trustee of the BSWH Diabetes Health and Wellness Institute. Mr. Black also has served as Chairman of the boards of Dallas Regional Chamber BSWH, PrimeSource and the Dallas Housing Authority. Mr. Black’s college and university board experience includes St. Louis University Board of Trustees, Baylor University Regent, Texas Southern University Regent and Paul Quinn College Regent. Mr. Black received a bachelor's degree from the University of Texas at Dallas and earned an MBA from the Cox School of Business at Southern Methodist University.

TRUSTEE QUALIFICATIONS
We have determined that Mr. Black should serve on our Board because of his entrepreneurial start-up business experience, his experience as President and CEO of a company, and his insightful perspective serving as a long-standing member of the board of trustees of a major health care delivery system, as well as other civic and educational institutions.

Health Care	Strategy and Business Development	Board
Senior Leadership

Age: 66 Trustee Since: 2013 Committees: Compensation, Finance and Investment Independent: Yes

William A. Ebinger, M.D.
BACKGROUND
•    Trustee, Physicians Realty Trust, 2013-Present
•    Practicing Internist, Advocate Aurora Health Care, 2008-Present
•    President of the Medical Staff, Aurora Medical Center, Grafton, Wisconsin, 2010-2013
•    Medical Director, Ozaukee Region, Aurora Advanced Healthcare Division, 2012-2014
•    Physician Shareholder, Advanced Healthcare, 1992-2008
•    Physician Shareholder, Milwaukee Medical Clinic, 1984-2002
•    Postgraduate Training, Internal Medicine, University of Michigan
•    Graduate of Cornell College and the Pritzker School of Medicine at the University of Chicago Certification, American Board of Internal Medicine since 1983
•    Member, American College of Physicians

Dr. Ebinger was appointed to our Board in connection with our IPO in July 2013 and is a member of the compensation committee, and the finance and investment committee. Dr. Ebinger has been a practicing internist with Advocate Aurora Health Care since 2008, now one of the 10 largest not-for-profit integrated health systems in the nation, with 28 hospitals, 8,300 physicians and approximately $9.4 billion annual revenue. Dr. Ebinger served as the inaugural President of the Medical Staff at the Aurora Medical Center in Grafton, Wisconsin from 2010 through 2013. Dr. Ebinger served as a Medical Director for the Ozaukee Region of the Aurora Advanced Healthcare Division from 2012 through 2014. Dr. Ebinger was also a member of the Board of Directors for the Aurora Medical Group upon its formation in 2008 and served as the inaugural President of the Aurora Greater Milwaukee North Market Management Committee from 2014 through 2017. Prior to joining Aurora Health Care in 2008, Dr. Ebinger was a shareholder of Advanced Healthcare, the largest independent physician practice group in Southeastern Wisconsin with 250 physicians and served on its Board of Directors for 12 years. In 2008, Dr. Ebinger helped Advance Healthcare arrange a strategic hospital affiliation with Aurora Health Care to create Aurora Advanced Health Care. Dr. Ebinger graduated from Cornell College and the Pritzker School of Medicine at the University of Chicago. Dr. Ebinger completed his postgraduate training in Internal Medical at the University of Michigan, is certified by the American Board of Internal Medicine, and is a member of the American College of Physicians.

TRUSTEE QUALIFICATIONS
We have determined that Dr. Ebinger should serve on our Board because of his unique perspective as a practicing physician and experience with the integration and affiliation of an independent physician practice group with a leading health care delivery system.

Health Care	Strategy and Business Development	Board
Senior Leadership

Age: 55 Trustee Since: 2018 Committees: Audit Independent: Yes

Pamela J. Kessler
BACKGROUND
•    Trustee, Physicians Realty Trust, 2018-Present
•    Co-President, LTC Properties, Inc. (NYSE: LTC), May 2020-Present
•    EVP, LTC Properties, Inc., 2007-May 2020
•    Chief Financial Officer and Corporate Secretary, LTC Properties, Inc., 2007-Present
•    VP - Controller, LTC Properties, Inc., 2000-2007
•    Corporate Controller, The Ezralow Company, 1997-2000
•    Director of Financial Reporting, Irvine Apartment Communities, 1994-1997
•    Assistant Controller, Inland Empire Division of KB Home, 1992-1994
•    Senior Accountant, Real Estate Group, Ernst & Young LLP., 1989-1992
•    Graduate of the University of California-Irvine, with Honors earning a B.A. in Economics
•    Licensed Certified Public Accountant (CPA-Inactive)

Ms. Kessler was appointed to our Board on January 1, 2018 and is a member of the audit committee. Ms. Kessler was promoted to Co-President in May 2020 and is also the Chief Financial Officer and Secretary of LTC Properties, Inc (NYSE: LTC), positions she has held since 2007. Ms Kessler previously served as EVP of LTC from 2007 - May 2020. She has been with LTC as a member of the senior management team since 2000, when she joined as Vice President, Controller. Ms. Kessler oversees all aspects of finance, accounting, corporate reporting, tax and risk management, and is also responsible for LTC’s capital markets and key stakeholder engagement activities. She has over 25 years of real estate experience and has demonstrated expertise in developing, leading and executing capital markets and financial planning and analysis activities. LTC is a real estate investment trust that invests in senior housing and post-acute/skilled nursing properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including mezzanine lending. Prior to joining LTC, Ms. Kessler served as the Corporate Controller for a privately held commercial and multifamily real estate developer. She was also the Director of Financial Reporting for Irvine Apartment Communities, a publicly traded multifamily REIT, and Assistant Controller of the Inland Empire division of KB Home, one of the nation’s largest publicly traded homebuilders. She began her career as a certified public accountant in the real estate group at Ernst & Young LLP. Ms. Kessler also serves on the board and as a member of the real estate committee of the Providence Cedars-Sinai Tarzana Foundation. Providence Tarzana Medical Center is a 249-bed hospital serving the San Fernando Valley, a joint venture between Providence St. Joseph Health, a national not-for-profit health system comprised of 50 hospitals and 829 clinics throughout the western part of the United States and Cedars-Sinai Health System. Ms. Kessler graduated with honors earning her bachelor’s degree in economics from the University of California, Irvine where she was the Vice President of Student Services.

TRUSTEE QUALIFICATIONS
We have determined that Ms. Kessler should serve on our Board because of her experience as CFO and Secretary of a publicly traded company, her REIT experience, and her financial knowledge and expertise.

Real Estate	Risk Management	Finance and Reporting
Board	Senior Leadership

Age: 74 Trustee Since: 2013 Committees: Nominating and Corporate Governance, Finance and Investment (Chair) Independent: Yes

Richard A. Weiss
BACKGROUND
•    Trustee, Physicians Realty Trust, 2013-Present
•    Management Committee Member, Foley & Lardner LLP, 1999-2008
•    Graduated from the University of Wisconsin Law School, finishing Magna Cum Laude earning a J.D.
•    University of Wisconsin Law School Order of the Coif graduate, and served on the editorial board of the Wisconsin Law Review
•    Graduate of Northwestern University, finishing with distinction honors earning a B.S.B.A.

Mr. Weiss was appointed to our Board in connection with our IPO in July 2013 and is Chairman of the finance and investment committee, and a member of the nominating and corporate governance committee. Mr. Weiss retired as a partner from the law firm Foley & Lardner LLP in June 2008 where he served as managing partner of the firm’s Washington D.C. office and as a member of the firm’s management committee. Mr. Weiss concentrated his law practice in health care finance, representing hospital systems, medical practice groups and investment banks. Mr. Weiss is a former member of the board of trustees and former board chair of Washington Hospital Center, the largest private hospital in Washington, D.C. Mr. Weiss is a member of the board of trustees and of the finance committee of Advocate Aurora Health Care, the largest health care delivery system in northern Illinois and Wisconsin. He served two years as board chairman of Advocate Aurora Health Care. Mr. Weiss has also been a trustee of the Medical College of Wisconsin and board chairman of a private psychiatric hospital. In addition to his work in health care, Mr. Weiss worked in the sports industry where he represented the Washington Nationals in connection with its baseball stadium in Washington, D.C., as well as the Green Bay Packers in the renovation of Lambeau Field, the Milwaukee Brewers in the development and financing of Miller Park, and Major League Baseball in the financing of ballparks in San Diego and Miami. Mr. Weiss graduated from the University of Wisconsin Law School (magna cum laude, 1971), where he was Order of the Coif and on the editorial board of the Wisconsin Law Review, and has a business degree from Northwestern University (B.S.B.A., with distinction, 1968). Mr. Weiss is a board member and audit committee chair of Ascendium Education Group, a retired member of The Economic Club of Washington D.C., a former board member and the general campaign chair for the United Way of the National Capital Area and a former member of the board of trustees and executive committee of the Greater Washington Board of Trade.

TRUSTEE QUALIFICATIONS
We have determined that Mr. Weiss should serve on our Board because of his health care industry, legal and financial experience, and his experience in matters of compliance with legal and regulatory requirements.

Health Care	Finance and Reporting	Board
Senior Leadership

TRUSTEE NOMINATION PROCEDURE
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Our bylaws require the shareholder to provide notice in writing to the Secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Standard Time, on the 120th day prior to the first anniversary of the date our proxy statement is released to our shareholders (as used in Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as interpreted by the SEC from time to time) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
TRUSTEE INDEPENDENCE
Under the listing requirements and rules of the NYSE, independent trustees must comprise a majority of a listed company’s board of directors. The nominating and corporate governance committee recommended to the Board, and the Board determined, that of the eight persons who serve on our Board, the following seven trustees are “independent” based on the NYSE’s listing rules, and the Company’s corporate governance guidelines: Messrs. Anderson, Baumgartner, Black, and Weiss, Dr. Ebinger, Ms. Kessler and Governor Thompson.
In making the independence determinations, our Board broadly considers all relevant facts and circumstances, including the current and prior relationships that each non-employee trustee has with us and the beneficial ownership of our common shares by each non-employee trustee. In assessing the independence of certain trustees, the Board considered immaterial, ordinary course and arm’s-length rental payments received from two health care systems that are tenants at four of our properties. Based on the assessments, the Board determined that none of the trustees had a relationship with our Company or our management that, in the judgment of the Board, would impair the trustee’s independence.
A copy of the Company’s corporate governance guidelines is available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.”
Our Board and Committees
BOARD LEADERSHIP STRUCTURE
Mr. Thomas currently serves as our President and Chief Executive Officer and Governor Thompson currently serves as the Non-Executive Chairman of the Board. Pursuant to the Company’s bylaws, the Board may, but is not required to, designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Company. The Board has no policy with respect to the separation of the offices of Chairman of the Board and the Chief Executive Officer as the Board believes that it is in the best interests of the Company and its shareholders to make that determination from time to time based on the needs of the Company and the Board. The Board has determined that separating the roles of Chief Executive Officer and Chairman is currently in the Company’s and shareholders' best interests.
COMMITTEE MEMBERSHIP AND STRUCTURE
Our Board has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and a finance and investment committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of the audit committee, compensation committee, and nominating and corporate governance committee is comprised exclusively of independent trustees. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company.
The audit committee, compensation committee, and nominating and corporate governance committee each operate under charters approved by our Board, which charters are available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.”

Audit Committee
MEMBERS Mark A. Baumgartner (Chair) Stanton D. Anderson Pamela J. Kessler Meetings in 2020: 4
We have adopted an audit committee charter, which details the principal functions of the audit committee, including oversight related to:
•    our accounting and financial reporting processes;
•    the integrity of our financial statements and financial reporting process;
•    our systems of disclosure controls and procedures and internal control over financial reporting;
•    our compliance with financial, legal and regulatory requirements;
•    the annual evaluation of the qualifications, independence, and performance of our independent registered public accounting firm;
•    the performance of our internal audit function; and
•    our overall risk profile.
The Board has determined that each member of the audit committee is “independent” based on the NYSE’s listing rules and that each member of the audit committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each member of the audit committee is “financially literate” within the meaning of the listing standards of the NYSE and that each of Mr. Baumgartner, Mr. Anderson, and Ms. Kessler is an “audit committee financial expert” as that term is defined by the applicable SEC regulations and the listing standards of the NYSE.
The audit committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee considers whether the independent registered public accounting firm is qualified and able to provide effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s industry, business, personnel, culture, accounting systems or risk profile; the appropriateness of fees charged; and whether the retention of the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve the quality of the audit. The audit committee meets with the independent registered public accounting firm at least quarterly, both together with management and separately, to review and discuss significant matters related to the audit and/ or the quarterly reviews of financial statements. The audit committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement. The audit committee also reviews any related party transaction identified and presented to the committee under the Company’s Related Person Transaction Policy, and oversees the investigation and handling of any concerns or complaints that arise under the Company's whistleblower policy.
The report of the audit committee is included in this proxy statement.

Finance and Investment Committee
MEMBERS Richard A. Weiss (Chair) John T. Thomas Governor Tommy G. Thompson Albert C. Black, Jr. William A. Ebinger, M.D. Meetings in 2020: 5
The function of the finance and investment committee is to review and approve the Company’s capital structure and financing activities and investments in health care properties.
Our finance and investment committee operates pursuant to a written charter. Unless otherwise determined by the Board, the committee shares in the responsibility for consulting with management on, and approving on behalf of the Board, all strategies, plans, policies and actions relating to: (i) capital structure; (ii) equity and debt financings, including public and private securities offerings; and (iii) credit facilities and loans, hedging and other financing transactions subject to investment parameters established by the Board for the Company. From time to time, the committee will also review and approve or recommend to the full Board specific investments in health care properties by the Company.
Our Board has determined that, other than Mr. Thomas, each member of the finance and investment committee is “independent” under NYSE rules.

Compensation Committee
MEMBERS Stanton D. Anderson (Chair) Governor Tommy G. Thompson William A. Ebinger, M.D. Meetings in 2020: 2
Our compensation committee charter details the principal compensation-related functions of the compensation committee, including:
•    at least annually, review and approve the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the Chief Executive Officer's compensation level based on this evaluation;
•    at least annually, review and approve all compensation for all other officers, and all other employees of the Company or its subsidiaries who are senior vice president and above;
•    periodically review and recommend to the Board the amount and composition of compensation for trustees;
•    at least annually, review the compensation philosophy of the Company;
•    at least annually, conduct a risk assessment of the Company's compensation policies and practices;
•    develop, periodically review, and recommend to the Board a succession plan for the Chief Executive Officer and other executive officers;
•    implement and administer our incentive compensation equity-based remuneration plans;
•    review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and determine whether to recommend to the Board that the CD&A be included in the annual proxy statement;
•    prepare a report of the compensation committee for inclusion in our annual proxy statement; and
•    oversee any clawback policy relating to executive compensation.
The Board has determined that each member of the compensation committee is “independent” based on the NYSE’s listing rules and also meets the NYSE’s additional requirements for membership on the compensation committee.

Nominating and Corporate Governance Committee
MEMBERS Albert C. Black, Jr. (Chair) Governor Tommy G. Thompson Richard A. Weiss Meetings in 2020: 3
Our nominating and corporate governance committee charter details the principal governance-related functions of the nominating and corporate governance committee, including:
•    identify and recommend to the full Board qualified candidates for election as trustees and recommend nominees for election as trustees at the annual meeting of shareholders;
•    recommend candidates to fill any vacancies on the Board;
•    in connection with the recommendation of candidates for election as trustees or to fill a vacancy on the Board, consider diversity in terms of perspective, background, experience, gender, race and ethnic or national origin;
•    develop and recommend to the Board policies and procedures regarding the consideration of trustee candidates recommended by the Company's shareholders;
•    recommend to the Board nominees for each committee of the Board;
•    oversees the Company's ESG and receives regular updates regarding strategy, practices, and performance;
•    oversee the Company's human capital and diversity and inclusion policies and initiatives, and oversee the DE&I Council,
•    develop and recommend to the Board corporate governance guidelines and implement and monitor such guidelines and annually review such guidelines;
•    review and make recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•    annually review and assess the independence of trustees;
•    annually facilitate the assessment of the Board’s performance and effectiveness;
•    oversee the evaluation of the Board and management;
•    make recommendations to the Board regarding governance matters, including the Company’s organizational documents and committee charters; and
•    at least annually, consider and discuss with management the Company’s code of business conduct and ethics and the procedures in place to enforce the code of business conduct and ethics.
The Board has determined that each member of the nominating and corporate governance committee is “independent” based on the NYSE’s listing rules.

TRUSTEE ENGAGEMENT
BOARD MEETINGS
The Board held nine meetings during fiscal year 2020. Each of our trustees attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such trustee served during fiscal year 2020.
The non-management members of the Board also met regularly in executive sessions without management present. Governor Thompson, the Non-Executive Chairman of the Board, served as presiding trustee of these executive sessions.
ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
Although we do not have a formal policy regarding attendance by members of the Board at our Annual Meeting, we encourage, but do not require, trustees to attend.
BEYOND THE BOARDROOM

TRUSTEE ACTIVITY HIGHLIGHTS
March 6, 2020
Virtual Town Hall: COVID-19 Best Practices
with Board Member William Ebinger, M.D.

April 24, 2020
Video Interview: Emergency Response Retrospective & Meeting Dr. Fauci
with Board Chairman Governor Tommy Thompson

May 1, 2020
Video Interview: Resilience, Remote Working, and Health & Wellness
with Board Member Pamela Kessler

May 15, 2020
Video Interview: Overcoming Adversity in Business During a Global Pandemic
with Board Member Albert Black, Jr.

July 1, 2020
Virtual Town Hall: Diversity, Equity, and Inclusion
with Board Member Albert Black, Jr.

September 17, 2020
Virtual Management Summit: Health Care Professionals Discuss COVID-19: The New Frontier of Patient Care
with Board Member William Ebinger, M.D.

CORPORATE GOVERNANCE GUIDELINES
Our Board has established corporate governance guidelines that address the role and composition of, and policies applicable to, the Board and management. At least annually, the nominating and corporate governance committee reviews and reassesses the corporate governance guidelines and submits any recommended changes to the Board for its consideration. A copy of the Company’s corporate governance guidelines is available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.” Information contained on our website is not part of this proxy statement.
CORPORATE GOVERNANCE HIGHLIGHTS AND ENHANCEMENTS
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•    Our Board is not staggered, with each of our trustees subject to re-election annually
•    Seven of our eight trustees are independent under the NYSE rules
•    All of our audit committee members qualify as “audit committee financial experts” as defined by the SEC
•    We opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law
•    We do not have a shareholder rights plan
•    Each of the audit committee, compensation committee, and nominating and corporate governance committee is comprised solely of independent trustees

Our trustees stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our non-management trustees meet regularly in executive sessions without the presence of our corporate officers.

Board Responsibilities
STRATEGIC OVERSIGHT
Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and the Board takes a multilayered approach in exercising its duties.

The Board is committed to oversight of the Company’s business strategy and strategic planning, including work embedded in the Board committees, regular Board meetings, and dedicated meetings each year to focus on strategy.

This ongoing effort enables the Board to focus on Company performance over the short, intermediate, and long term, as well as the quality of operations. In addition to financial and operational performance, non-financial measures, including sustainability metrics, are discussed regularly by the Board and Board committees.

While the Board and its committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. These boardroom discussions are enhanced with in-depth investment discussions, which provide Board members an opportunity to monitor the Company's execution against strategic goals.
The Board’s oversight and management's execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company.
RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees — the audit committee, the compensation committee, the nominating and corporate governance committee, and the finance and investment committee — each of which addresses risks specific to its respective area of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also oversees our information and technology risks, including cybersecurity, monitors compliance with legal and regulatory requirements, and oversees the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The nominating and corporate governance committee also oversees our ESG initiatives. Our finance and investment committee monitors our investments and financing activities, approves certain financial transactions including equity and debt financings, material amendments to our credit facilities and other indebtedness, and, from time to time, approves specific investments in health care properties by the Company.

CYBERSECURITY OVERSIGHT
•    We deploy a cybersecurity defense strategy with multiple layers of controls including embedding security into our technology investments.
•    We invest in threat intelligence and are active participants in industry and government forums to improve sector cybersecurity defense.
•    We collaborate with our peers in the areas of threat intelligence, vulnerability management, response, and drills.
•    We perform simulations and drills at both a technical and management level.
•    We incorporate external expertise and reviews of our cybersecurity defense program.

CODE OF BUSINESS CONDUCT AND ETHICS
Our Board has established a code of business conduct and ethics that applies to our officers, trustees, and employees, including our Chief Executive Officer, Chief Financial Officer, and other senior officers. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications;
•compliance with laws, rules, and regulations;

•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the code of business conduct and ethics.
Any waiver of the code of business conduct and ethics for our executive officers or trustees must be approved by the Board or the nominating and corporate governance committee, and any such waiver will be disclosed on our website.
A copy of the Company’s corporate governance guidelines is available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.”
COMMITMENT TO CORPORATE RESPONSIBILITY AND SUSTAINABILITY
HOW WE WORK
Physicians Realty Trust focuses on stakeholder engagement with team members, health care partners, investors, and the greater community within our asset markets. Through the strong support and oversight of our Board of Trustees, and under the direction of our nominating and corporate governance committee, DOC’s senior leadership dedicates resources and tools to measure and manage resource consumption, including energy, carbon, water, and waste. Our sustainability policies are critical to delivering on our business goals of helping medical providers, developers, and shareholders realize better health care, better communities, and better returns.

In 2020, we announced the release of our first inaugural ESG Report, which outlines our commitment and progress toward goals related to ESG matters. The ESG Report is available at www.docreit.com/esg. The information contained on our website is not included in, nor incorporated by reference into, this Proxy Statement.
DEFINING ESG AT DOC

Environmental	Social	Governance
Capitalizing on opportunities, lowering occupancy costs, reducing our carbon footprint, improving patient experience through property upgrades, and generating long-term shareholder value.
Generating and measuring trust and loyalty among our team, clients, and society while reflecting company values of giving back to our communities, promoting a healthy working environment, and retaining top team member talent within a diverse and inclusive workforce.

Measuring company processes through checks and balances and strong governance oversight by a Board comprised of seven (out of eight) independent trustees, ensuring our decisions reflect the best interests of our shareholders.

SUSTAINABILITY PHILOSOPHY

At DOC, we strive to be sustainability leaders in the Medical Office Building (MOB) sector of the real estate industry. All DOC environmental projects stem from our adherence to a G2 SustainabilitySM philosophy—a practical approach in which being “green” through our capital initiatives equates to a "green" cash return via cost savings over time. From a social perspective, DOC prioritizes the wellbeing of our team members, our health care partners, and the patients that visit our properties. And as a publicly traded company, we are committed to the highest standards of ethics, integrity, and corporate governance. With these goals in mind, DOC has created a holistic approach to ESG, ensuring the economic viability, operational efficiency, natural resource conservation, and social responsibility of our nationwide portfolio.

RECENT ESG HIGHLIGHTS
ESG PRACTICES		AWARDS EARNED
In 2020, we invested in 29 sustainability-driven capital expenditure projects totaling $4.2 million, generating an estimated 10-year ROI in operating expense savings of $7.7 million.
We are an ENERGY STAR partner and are committed to “green” practices and sustainability.		10 New IREM® Certified Sustainable Property (CSP) Certifications

We expanded our property-level ESG continuing education for all Property Managers as outlined by ENERGY STAR and IREM best practices. We also awarded quarterly and yearly partner “green” awards to increase manager awareness and participation in our ESG efforts.

We utilize innovative software systems such as ENGIE, ENERGY STAR Portfolio Manager, and Measurabl to monitor energy, water, and waste usage, leveraging this data to prioritize our capital efforts.
Top Workplaces – Milwaukee Journal Sentinel
We provided approximately $350,000 in philanthropic support nationwide in 2020, exceeding our goal by over 15%.
In 2020, we launched the new docreit.com with a section dedicated to our Corporate Responsibility and ESG efforts. Further, in 2020, we announced the release of our first inaugural ESG Report, which outlines our commitment and progress toward goals related to ESG matters. The ESG Report is available at www.docreit.com/esg.

Our DE&I Council fosters a culture of inclusiveness and builds awareness about the many benefits of a diverse workspace. As part of our multi-year goals, DOC developed a roadmap to recruit, retain, and support underrepresented populations within our Company while also providing leadership to foster greater diversity in our industry as a whole. Our 2020 efforts included team town halls, a company book club, and focus groups.
Green Lease Leader Gold Designation – Institute for Market Transformation and U.S. Department of Energy Better Buildings Alliance

We disclosed Board of Trustees level oversight of our ESG programming under the leadership of Mr. Albert C. Black, Jr., Chairman, Nominating and Corporate Governance Committee.
	DOC added TCFD (Task Force on Climate-related Financial Disclosures) and SASB (Sustainability Accounting Standards Board) to DOC’s public disclosure documents.	BOMA International TOBY Award and BOMA 360 Certification | Baylor Scott & White Charles A. Sammons Cancer Center
Despite the global pandemic, in 2020, our employees devoted over 515 hours to volunteerism benefiting our communities, exceeding our goal of 500 hours.
	Our current workforce comprises 60% women and 40% men. Women comprise 25% of our executive leadership team, a 10% increase in female representation year over year.	National AMO® of the Year Award Finalist – IREM Institute of Real Estate Management
To further our diversity, equity, and inclusion (DE&I) efforts, DOC established a new national partnership with Year Up, a nonprofit whose mission connects talented young adults and top companies to launch careers, power businesses, and build communities. In 2020, we financially supported Year Up’s programming through our Management Summit service project and corporate commitment totaling $29,000.
MarCom Gold Award for Inaugural ESG Report Design

NEAR TERM ESG GOALS

Energy & Emissions	10% reduction over 3 years
Water	10% reduction over 3 years
Waste	10% increased diversion over 3 years
2021 Capital Target	$4.0 million committed to sustainability-driven projects $350,000 committed to philanthropic support nationwide
2021 Reporting	Publish Annual Sustainability Report
Goals benchmarked on 1/1/2018 for the Identified MOB Portfolio
HUMAN CAPITAL MANAGEMENT
Our Company is focused on human capital management, which our Board believes is vital to the health of the Company. We are an equal opportunity employer, and we are committed to making employment decisions without regard to race, creed, color, religion, sex, age, ancestry, national origin, sexual preference, sexual orientation, marital status, disability, protected veteran status, or any other legally protected status. The nominating and corporate governance committee retains oversight over human capital matters, including diversity and inclusion policies and initiatives, and oversees the Company's DE&I Council.
Throughout the COVID-19 pandemic, we have prioritized the health and safety of our employees. Among other things, we adopted a work-from-home approach and we provided $250,000 in additional compensation for extra efforts required because of the COVID-19 outbreak. We also assumed the full cost for COVID-related testing and enhanced our benefit offerings with additional tools and resources to support the physical and emotional well-being of our employees and their families, including providing two weeks of additional “pandemic pay” to cover lost wages for those impacted by COVID-19.
What We Offer our Team Members

Visibility and a Voice	Stretch Opportunities	Leading-Edge Technology
DOC offers challenging projects, ownership, and a collaborative environment. Team members receive exposure to our top executives and are encouraged to present their best ideas and programs.	Through numerous growth opportunities, employees work with a variety of business units across the Company to diversify their skill set.	The Company invests in leading software and systems to give our team members the tools needed to achieve results for our health care clients and shareholders.
Diversity, Equity, & Inclusion
Our DE&I Council represents DOC’s commitment to DE&I, ensuring we are not only conscious of DE&I, but also leaders in DE&I. The DE&I Council's vision is to help foster a culture of inclusiveness and to build awareness about the many benefits of a diverse workplace. The DE&I Council sets goals and provides education and activities to promote DE&I at all levels of the organization.
CORPORATE GOVERNANCE MATTERS
Physicians Realty Trust shares information regarding its corporate governance, SEC reports, press releases, and disclosures on our website, including voluntary disclosures such as investor presentations and a quarterly supplemental. The "Investors" section of our website (www.docreit.com) also provides information regarding our Board's role in overseeing our business operations, including details of the Board’s committee structure and governance documents.

PHILANTHROPY: DOC CARES
The person-to-person relationships we have built are at the very core of our business and personal values. As a company, we are dedicated to making a difference in the lives of our team members, investors, health care partners, and those who visit our properties. With those values in mind, DOC always strives to “pay it forward,” extending ripples of impact to others in the communities we serve. In addition to our volunteer activities, Physicians Realty Trust provides monetary support to a variety of nonprofit organizations. In 2020, DOC contributed approximately $350,000 in philanthropic support for charitable causes and sponsorships nationwide.
OUTREACH AND ENGAGEMENT
COMMITMENT TO ACTIVE ENGAGEMENT WITH OUR SHAREHOLDERS
Shareholder views regarding matters affecting our Company are important to our Board. We employ a year-round approach to engagement that includes proactive outreach, as well as responsiveness to targeted areas of focus.
OUR APPROACH

Who • Shareholders • ESG Rating Firms • Fixed-Income Investors • Proxy Advisory Firms • Prospective Shareholders • Thought Leaders	When & How • Year-round • Additional targeted outreach ahead of annual meetings • In-person or virtual meetings • Teleconferences and phone calls • Conferences
Approach
•    Targeted outreach and open lines of communication for inbound inquiries
•    Led by our officers who meet regularly with stakeholders
•    Feedback provided to Board throughout the year from these interactions and on other key areas of focus

POLICIES AND PROCEDURES FOR COMMUNICATIONS TO BOARD OF TRUSTEES
Shareholders and other interested parties may communicate directly with any member (or all members) of the Board (including the trustee that presides over the executive sessions of non-management trustees), or the non-management trustees as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual trustee or any group or committee of trustees, correspondence should be addressed to the Board or any such individual trustee or group or committee of trustees by either name or title. All such correspondence should be sent by mail to Physicians Realty Trust, Board of Trustees c/o the Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.
The Secretary, or in his or her absence, another Company officer, will open all communications received for the sole purpose of determining whether the contents represent a message to the trustees. All correspondence that is not in the nature of advertising, promotions of a product or service, or is not trivial, irrelevant, unduly hostile, threatening, illegal, patently offensive or similarly inappropriate will be forwarded promptly to the addressee.
If correspondence reflects a complaint or concern that involves (i) accounting, internal accounting controls and auditing matters, (ii) possible violations of, or non-compliance with, applicable legal and regulatory requirements, (iii) possible violations of the Company’s code of business conduct and ethics or (iv) retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, the correspondence will be forwarded to the Chairman of the audit committee.
If no particular trustee is named, such communication will be forwarded, depending on the subject matter, to the Chairman of the audit committee or the Chairman of the nominating and corporate governance committee, as appropriate.
This policy is set forth in our corporate governance guidelines, a copy of which is available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.”

Non-Employee Trustee Compensation
Trustees who are also employees of the Company receive no additional compensation for serving on the Board of Trustees. For fiscal 2020, each of our non-employee trustees received an annual cash retainer of $60,000. Our lead independent trustee serves as Chairman of the Board and received an additional annual cash retainer of $65,000. The Chair of the audit committee received an additional annual cash retainer of $40,000, and the Chairs of the compensation committee, nominating and corporate governance committee, and finance and investment committee, respectively, received an additional annual cash retainer of $20,000. These retainer amounts are the same as the retainers granted to non-employee trustees in 2019.
The equity-based compensation paid to our non-employee trustees in 2020 consisted of time-based restricted stock units granted pursuant to our 2013 Equity Plan, as amended and restated and approved by our shareholders (the "Equity Plan"). Restricted stock units granted to our non-employee trustees generally vest in two equal annual installments, beginning on the first anniversary of the grant date. On average, 59% of the compensation paid to our non-employee trustees is equity-based compensation.
Beginning with fiscal year 2021, trustees have the option to elect to receive all or a portion of the trustee's cash retainer in the form of a restricted stock unit award equal to 1.25 times the amount of the foregone cash amount. The restricted stock unit award vests one year from the grant date.
The following table sets forth the compensation earned by each non-employee trustee for service during our fiscal year ended December 31, 2020.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Dividend Equivalents ($)(5)	Total ($)
Tommy G. Thompson	125,000	150,000	13,194	288,194
Mark A. Baumgartner	100,000	100,000	8,796	208,796
Stanton D. Anderson	80,000	100,000	8,796	188,796
Albert C. Black, Jr.	80,000	100,000	8,796	188,796
Richard A. Weiss	80,000	100,000	8,796	188,796
William A. Ebinger, M.D.	60,000	100,000	8,796	168,796
Pamela J. Kessler	60,000	100,000	8,796	168,796
(1)    Each of our non-employee trustees, other than Governor Thompson, had 7,976 time-based restricted stock units outstanding as of December 31, 2020 and Governor Thompson had 11,964 time-based restricted stock units outstanding as of December 31, 2020.
(2)    Represents the cash portion of the annual board fees and chair fees.
(3)    Represents the aggregate grant date fair value of time-based restricted stock units computed in accordance with FASB ASC Topic 718. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee trustees upon vesting.
(4)    Each of our non-employee trustees, other than Governor Thompson, received a grant of 5,181 time-based restricted stock units and Governor Thompson received a grant of 7,772 time-based restricted stock units (collectively, the “Trustee Awards”). The Trustee Awards were granted pursuant to our Equity Plan. The Trustee Awards vest in two equal installments on the first and second anniversary of the date of grant.
(5)    Represents the dollar value of dividends accrued on restricted stock units for the quarterly periods ended March 31, 2018 through December 31, 2020, each of which is payable subject to the terms of the award.

AUDIT COMMITTEE MATTERS

PROPOSAL 2 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm
The audit committee has appointed the firm of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal 2021. EY has served as the Company’s independent registered public accounting firm since 2014. The audit committee believes that the continued retention of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
REQUIRED VOTE
Ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of all of the votes cast on Proposal 2 at the Annual Meeting or by proxy. Votes cast do not include abstentions, and therefore, abstentions will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter. You may vote “FOR”, “AGAINST” or “ABSTAIN.”
Shareholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of EY to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021.

Selection and Engagement of Independent Registered Public Accounting Firm
The audit committee annually reviews EY’s performance and independence in deciding whether to engage a different independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:
•EY’s independence from the Company and management, including any factors that may impact EY’s objectivity
•The experience, qualifications, and performance of EY's senior personnel that are providing audit services to the Company
•Any issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board’s (“PCAOB”) review of EY
•The quality and candor of EY’s communications with the Committee and management
•EY’s quality control procedures
•The quality and effectiveness of EY’s historical and recent audit plans and performance on our audit
•The fees for EY's services
•The advisability and potential impact of selecting a different independent public accounting firm
Following this review, the audit committee believes that EY’s continued engagement as our independent registered public accounting firm for fiscal 2021 is in the best interests of the Company.
Audit Committee Pre-Approval Policies and Procedures
Under the audit committee charter, audit and permissible non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be specifically pre-approved by the audit committee. Under the audit committee charter, the audit committee may delegate pre-approval authority to one or more designated members of the audit committee provided that such approvals are presented to the audit committee at a subsequent meeting. All services provided by the Company's independent registered public accounting firm for the years ended December 31, 2020 and 2019 were pre-approved in accordance with the policies and procedures described above.
Fees Paid to Independent Registered Public Accounting Firm
The aggregate fees billed for professional services by EY in fiscal 2020 and 2019 were as follows:

Fees	Fiscal 2020 (Ended December 31, 2020) ($)	Fiscal 2019 (Ended December 31, 2019) ($)
Audit Fees	820,000	665,000
Audit Related Fees	225,000	150,000
Tax Fees	314,000	332,825
Total Fees	1,359,000	1,147,825
Audit Fees. The aggregate fees billed for professional services rendered by EY for the audit of the Company’s consolidated and combined financial statements included in the Company’s annual report, review of financial statements included in Form 10-Qs, audit of management’s assessment of internal controls, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were approximately $820,000 and $665,000 for the years ended December 31, 2020 and December 31, 2019, respectively.
Audit Related Fees. The aggregate fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s consolidated and combined financial statements and are not reported under “Audit Fees” above were approximately $225,000 and $150,000 for the years ended December 31, 2020 and December 31, 2019, respectively. Audit related services included services for matters such as audits of equity offerings, acquisitions and other domestic services.
Tax Fees. The aggregate fees billed for professional services rendered by EY for tax compliance, tax advice and tax planning were approximately $314,000 and $332,825 for the years ended December 31, 2020 and December 31, 2019, respectively. Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

Report of the Audit Committee
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.
The following is the report of the audit committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K for that year.
Each member of the audit committee is “independent” based on the NYSE’s listing rules and each member also satisfies the additional requirements of the SEC for members of audit committees. The role of the audit committee is to oversee our financial reporting process on behalf of the Board of Trustees. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. general accepted accounting principles.
The audit committee has reviewed and discussed with management of the Company these audited financial statements, including the quality and acceptability of the financial reporting and controls of the Company.
The audit committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board, or any successor rule.
The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee has discussed with EY its independence and has considered the compatibility of non-audit services with EY’s independence.
The audit committee discussed with EY the overall scope and plans for the audit. The audit committee meets periodically with EY, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company, prior to the issuance of the financial statements.
Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Trustees that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Trustees
Mark A. Baumgartner, Chairman
Stanton D. Anderson
Pamela J. Kessler

EXECUTIVE OFFICERS
The following are biographical summaries of the experience of our executive officers, other than John T. Thomas, the Company’s President and Chief Executive Officer, who is nominated for election as a trustee and whose biographical information is found under the heading “Biographies of Trustees.”

Executive Vice President -Chief Financial Officer Age: 47
Jeffrey N. Theiler
•    Executive Vice President - Chief Financial Officer of the Company since July 2014
•    Equity Research Analyst of Green Street Advisors specializing in Health Care REITS from 2010 to 2014
•    Vice President and Associate in the real estate investment banking divisions of Bank of America Securities and Lehman Brothers from 2003 to 2008
•    Graduate of University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, with an M.B.A. in Corporate Finance
•    Graduate of Tulane University, with an M.S.P.H. in Environmental Science
•    Graduate of Vanderbilt University, with a B.S. in Biology

Executive Vice President -Chief Investment Officer Age: 64
D. Deeni Taylor
•    Executive Vice President - Chief Investment Officer of the Company since January 2017
•    Executive Vice President - Investments of the Company from October 2015 to December 2016
•    Executive Vice President of Indianapolis based Duke Realty, Inc. (NYSE:DRE) from 2006 to 2015, helping to lead Duke’s health care team since 2006
•    25-year hospital career prior to a career in health care real estate
•    Executive Vice President and Chief Strategy Officer of St. Vincent Health, an Ascension Health ministry including 16 hospitals serving central Indiana, from 2000 until 2006
•    President of UNITY Health Management Services in Birmingham, Alabama from 1997 to 2000
•    Vice President of Planning and Marketing of Ascension’s St. Vincent’s Hospital in Birmingham, Alabama from 1992 to 1997
•    Vice President Ancillary Services of St. Joseph Hospital in Augusta, Georgia from 1982 to 1992
•    Graduate of Purdue University, with a B.S. in Pharmacy
•    Graduate of Central Michigan University, with a Masters in Science Administration
•    Member of ULI and serves on their Health Care and Life Science Council in a leadership position
•    A past Diplomat in American College of Healthcare Executives
•    Served on Peyton Manning’s PeyBack Foundation from 2001 to 2017

Executive Vice President - Asset Management Age: 37
Mark D. Theine
•    Executive Vice President - Asset Management of the Company since February 2019
•    Senior Vice President - Asset and Investment Management of the Company from July 2013 to February 2019
•    Oversees the asset management, operations, sustainability, marketing, and leasing teams providing hospital and physician clients with high-quality management services and creating strategies to maximize property and portfolio value
•    Employed by B.C. Ziegler and Company as an officer of the Ziegler Healthcare Real Estate Funds from September 2005 to July 2013 and was responsible for evaluating investment opportunities, assisting in the daily asset management of all investments, overseeing third party property management and leasing, and monitoring actual property performance
•    Additional responsibilities for the Ziegler Healthcare Real Estate Funds included identifying new investment opportunities as well as assisting with due diligence and financing arrangements for each investment
•    Graduate of Northwestern University - Kellogg School of Management, with an Executive M.B.A.
•    Graduate of the University of Wisconsin - Milwaukee, finishing summa cum laude with a B.B.A. in Finance and Accounting
•    Board Member of the Children’s Wisconsin Foundation

Chief Accounting and Administrative Officer Age: 59
John W. Lucey
•    Chief Accounting and Administrative Officer of the Company since February 2019
•    Senior Vice President - Chief Accounting and Administrative Officer of the Company from May 2016 to February 2019
•    Senior Vice President - Principal Accounting and Reporting Officer of the Company from July 2013 to April 2016
•    More than twenty-five years of public company financial experience, of which more than fifteen of those years have been in the real estate and health care industries
•    Director of Financial Reporting for Assisted Living Concepts, Inc. (now known as Enlivant), a senior housing operator with over 200 locations in 20 states and annual revenues of approximately $230 million, from 2005 to July 2013
•    Manager of Financial Reporting for Case New Holland from 2003 to 2005
•    Division Controller at Monster Worldwide from 2001 to 2003
•    Director of Financial Reporting for Alterra Healthcare Corporation (now Brookdale Living Communities, NYSE: BKD) from 1996 to 2001
•    Graduate of St. Louis University, with an M.B.A. in Finance
•    Graduate of the University of Wisconsin - Madison, with a B.S. in Accounting
•    A Certified Public Accountant (CPA) licensed in the State of Wisconsin

Senior Vice President - Controller Age: 42
Laurie P. Becker
•    Senior Vice President - Controller of the Company since February 2019
•    Vice President, Controller of the Company from January 2016 to February 2019
•    Controller of the Company from June 2015 to December 2015
•    Oversees the Company's Corporate Accounting and Property Accounting Departments, including managing SEC reporting, SOX compliance, and monthly and quarterly consolidation
•    Controller of Koss Corporation (NASDAQ: KOSS) from February 2010 to June 2015, brought on to help lead the company through a significant restatement
•    More than 15 years of corporate controllership experience
•    Over 20 years of accounting experience starting in Big 4 public accounting
•    Graduate of Marquette University, finishing Beta Gamma Sigma with an Executive M.B.A.
•    Graduate of the University of Wisconsin – Madison, with a B.B.A. in Accounting and Risk Management
•    A Certified Public Accountant (CPA) licensed in the State of Wisconsin

Senior Vice President - Leasing & Physician Strategy Age: 39
Amy M. Hall
•    Senior Vice President - Leasing & Physician Strategy of the Company since January 2021
•    Vice President, Leasing of the Company from July 2016 to January 2021
•    Vice President, Office Properties of CBRE (NYSE: CBRE) from July 2012 to July 2016
•    Vice President of Business Development, 4UMD from July 2011 to July 2012
•    Senior Associate at CBRE (formerly CB Richard Ellis | Louisville) from February 2007 to July 2011
•    Associate at Cushman Wakefield Commercial Kentucky from 2005 to 2007
•    Over 15 years of diversified strategic leasing and management experience in real estate
•    Graduate of Miami University Richard T. Farmer School of Business, with a B.A. in Marketing and Organizational Management
•    A Certified Commercial Investment Member (CCIM) Designee since 2007
•    Member of the March of Dimes Commercial Reach Board
•    Hall of Fame Distance Swimmer at Sacred Heart Academy and Miami University, and named a Kentucky Woman of the Year

Senior Vice President - Deputy Chief Investment Officer Age: 56
Daniel M. Klein
•    Senior Vice President - Deputy Chief Investment Officer of the Company since January 2017
•    Executive Vice President of Healthcare Trust of America, Inc. from January 2016 to March 2016
•    Employed by Welltower Inc. (formerly Health Care REIT, Inc.) from January 2010 to December 2015, most recently as a Senior Vice President, and was responsible for the leadership, management, and execution of business development, origination, and investment efforts for the company’s Outpatient Medical Group
•    Co-founder and President of The Reichle Klein Group, from January 1994 to January 2010, which subsequently evolved into the Toledo affiliate office of CB Richard Ellis
•    Managing Director of Asset Services of The Reichle Klein Group, responsible for the Asset Services business line, including all aspects of business development, client relationships, execution, and administration of the company’s asset services, property management, project management, and maintenance operations
•    General Counsel of Romanoff Electric Corp. from 1992 to 1993
•    Associate specializing in real estate law at Shumaker, Loop & Kendrick, LLP from 1990 through 1992
•    Graduate of the University of Toledo College of Law, with a B.S. from the University of Virginia
•    Member of the Healthcare Real Estate Insights Advisory Board
•    Member of the Advisory Board of Revista
•    Member of the Advisory Board of the Medical University of South Carolina Storm Eye Institute

Senior Vice President -General Counsel Age: 60
Bradley D. Page
•    Senior Vice President - General Counsel of the Company since February 2015
•    President of Davis & Kuelthau, s.c., from 2014 to 2015, managing the law firm operations for over 150 attorneys, other professionals, and staff in 5 offices located throughout the state of Wisconsin.
•    Attorney and shareholder of Milwaukee-based law firm Davis & Kuelthau, s.c. from 1995 to January 2015, representing businesses, including Physicians Realty Trust, in all areas of commercial real estate, commercial lending, and development transactions, as well as general corporate matters.
•    Private practice included acquisition, development, leasing and sales of health care, retail, office, multifamily and industrial properties
•    Extensive experience drafting and negotiating contracts, leases, organizational documents, real estate documents, financing documents and other agreements with national retail tenants, health care providers, financial institutions, municipalities, and owners of real property
•    Graduate of the University of Wisconsin Law School, with a B.B.A. from the University of Michigan
•    Retired from the United States Army Reserve in 2004 as a lieutenant colonel in the Judge Advocate General’s Corps

See “Executive Compensation” for additional information regarding the named executive officers of the Company.

EXECUTIVE COMPENSATION

PROPOSAL 3 Approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers
The Board recognizes the interests our investors have in the compensation of our NEOs. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.
The compensation committee of the Board periodically reviews the compensation programs for our NEOs to ensure they align our executive compensation programs with our shareholders’ interests and current market practices. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are pay-for-performance based, and are designed to align our executives’ interests with our shareholders’ interests. We believe that our compensation programs, with their balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over a period of years) reward sustained performance that is aligned with long-term shareholder interests.
This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
REQUIRED VOTE
Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast on Proposal 3 at the Annual Meeting or by proxy. Votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. As an advisory vote, the result will not be binding on the Board or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will review and consider when considering our executive compensation program.

The Board recommends a vote “FOR” the approval of the advisory vote on our executive compensation as discussed in this proxy statement.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation paid to our NEOs, provides information about the goals and key elements of our executive compensation program, and discusses the objectives behind the compensation decisions for our NEOs made by the compensation committee of the Board of Trustees. This section focuses on the 2020 compensation program applicable to our NEOs who are listed below and appear in the Summary Compensation Table of this proxy statement:

John T. Thomas President and Chief Executive Officer	Jeffrey N. Theiler Executive Vice President - Chief Financial Officer	D. Deeni Taylor Executive Vice President - Chief Investment Officer	Mark D. Theine Executive Vice President - Asset Management	Bradley D. Page Senior Vice President - General Counsel
EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PRINCIPLES
Our executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, each of whom is critical to our long-term success. Our executive compensation program is based upon and reflects three core principles:

Compensation is significantly performance-based
We provide a competitive total compensation package with payouts dependent upon the degree to which performance measures are met or exceeded. We regularly review our performance measures to ensure that they provide a balanced assessment of overall Company performance.

Compensation is designed to attract and retain effective leadership
We regularly benchmark our compensation programs against the competitive market, and compare both fixed and variable compensation that is tied to short- and long-term performance goals to similar compensation of our competitors. We use the results of this analysis as context when making compensation adjustments.

Executive officer compensation goals are aligned with shareholder interests
Long-term equity awards, including awards that vest based on performance over multiple years, align management’s interests with those of our shareholders. In order to emphasize long-term shareholder returns, we require significant stock ownership among executives through the use of stock ownership guidelines.

Our compensation committee, which is comprised solely of independent trustees, is responsible for oversight of our executive compensation program and determines the compensation paid to our executive officers, including the type and amounts of total compensation paid or awarded to our NEOs. The compensation committee reaches decisions on executive compensation using input from a variety of sources, including an independent compensation consultant. A significant portion of our executives’ compensation is performance-based, which we believe ensures that a substantial portion of the compensation of our NEOs is directly aligned with our shareholders’ interests and the three core principles outlined above.

2020 FINANCIAL AND OPERATIONAL HIGHLIGHTS

$275.5 million	7 Health Care Properties Acquired in 6 States	$115.2 million	$55.3 million
Total investment activity**	Aggregate purchase price of approximately $74.5 million	Total loan activity	Investment in joint venture**
**Investment activity includes $37.0 million of unconsolidated joint venture debt

Cumulative Total Return

Our stock price has increased from $11.50 at the time of our initial public offering in July 2013 to $17.80 as of December 31, 2020. In addition, we have paid a quarterly dividend of $0.225 on shares of our common stock each quarter beginning with the quarter ended December 31, 2013 through March 31, 2017 and a quarterly dividend of $0.230 on shares of our common stock each quarter beginning June 30, 2017 through December 31, 2020. Cumulative total return of an investment in our common shares has outperformed both the S&P 500 and the MSCI US REIT Index (RMS) from the date of our initial public offering through December 31, 2020.

Total Health Care Properties	Total Portfolio Gross Leasable Area (sq. ft.)	Total Percent of Portfolio Leased	Percent of GLA On-Campus / Affiliated	Average remaining lease term (years)
263	14,011,008	96%	90%	6.8
We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our initial public offering in July 2013 to approximately $4.9 billion as of December 31, 2020. As of December 31, 2020, our portfolio consisted of 263 health care properties with approximately 14,011,008 net leasable square feet, which were approximately 96% leased with a weighted average remaining lease term of approximately 6.8 years. As of December 31, 2020, approximately 90% of the net leasable square footage of our portfolio was either on campus with a hospital or other health care facility or strategically affiliated with a hospital or other health care facility.

2020 EXECUTIVE COMPENSATION DECISIONS AND ACTIONS
Pay Mix
Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. Our 2020 executive compensation awards reflect our commitment to aligning pay with performance. The primary elements of our executive compensation program are base salary, performance-based annual incentive compensation, restricted stock, and performance-based long-term incentive compensation. These elements were selected by the compensation committee because each element is important in meeting one or more of our executive compensation principles. Additionally, the majority of our executive officer pay is typically performance-based, with the largest element of compensation based on three-year performance-based equity incentives. The following snapshot details the CEO pay mix, as well as the average NEO (excluding the CEO) pay mix for 2020.

Fiscal 2020 Elements	CEO Pay Mix	CEO Pay Mix(1)	Average other NEO Pay Mix	Description and Metrics
Base Salary and Other
Fixed cash income to compensate executives for their qualifications and the value of their performance in a competitive market. This also includes all other compensation such as: vacation payout, 401(k) match, and other benefits.

Performance-Based Annual Incentive
Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives. The total amount paid is based on the achievement of annual operating performance goals and individual performance.

Restricted Stock
Annual equity incentive awards designed to retain executives and further align the interests of our executives with those of our shareholders by facilitating significant ownership of stock by the officers. The number of shares of restricted stock awarded is primarily based on the officer’s position and level of responsibility.

Performance-Based Long-Term Incentive
Annual equity incentive program designed to motivate our executives to achieve long-term financial goals and other business objectives. The total amount paid is based on the achievement of operating performance goals over a three fiscal-year period including dividend equivalent units.

(1) In February 2020, the compensation committee recommended and the Board approved a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. This column excludes this award as we believe it more accurately depicts the typical CEO Pay Mix.
2020 Compensation Changes
During 2020, we made certain changes to our compensation program for NEOs, including the following:
•Increased base salary for the NEOs in 2020;
•Changed some of the performance goals and weightings under the 2020 annual incentive award;
•Changed some of the performance goals and weightings under the 2020 long-term incentive award; and
•Prior to the COVID-19 outbreak in the U.S., made a special long-term retention award of restricted stock units to our CEO that vests one-half after four years and one-half after five years to incentivize and retain him.
Compensation Committee Decisions and Actions in Response to COVID-19
Early in the onset of the COVID-19 pandemic, the executive compensation program was evaluated to determine if the program remained relevant in light of the pandemic, including whether any of the metrics under the short-term incentive plan or the long-term incentive awards should be adjusted to reflect possible anticipated effects of the pandemic to incentivize management’s performance. The compensation committee decided that no adjustments should be made in 2020 to the structure of the short-term and long-term incentive plans to address the COVID-19 pandemic. In addition, after review of the Company’s performance during the pandemic, the compensation committee determined that no discretionary adjustments to the final payouts under the 2020 short-term incentive plan or the 2018 performance share units that vested following the three-year performance period ended December 31, 2020 were warranted, which were determined, in each case, based on pre-pandemic performance expectations. The compensation committee concluded that these incentive awards remained strongly aligned with the Company’s performance-based objectives and consistent with our shareholders' interests.
COMPENSATION DESIGN AND PHILOSOPHY
COMPENSATION BEST PRACTICES
The compensation committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the three core principles discussed above. Additionally, we benchmark both compensation and Company performance against peer companies in our industry in evaluating the appropriateness of our compensation. We have implemented a number of measures in an effort to align the interests of the Company’s executives with those of our shareholders, while also driving performance and achievement of long-term goals. Some highlights of our executive compensation program include the following best practices and features:

What We Do	What We Do Not Do
•    Link annual incentive compensation to the achievement of pre-established corporate and individual performance goals;
•    Provide our long-term compensation in the form of performance-based restricted stock units;
•    Balance short-term and long-term incentives;
•    Cap payouts for short-term and long-term incentive awards;
•    Align executive compensation with shareholder returns through long-term incentives;
•    Use appropriate peer groups when establishing compensation;
•    Maintain stock ownership guidelines;
•    Include clawback provisions in employment agreements with our NEOs and in our bonus plan;
•    Include “double-trigger” change in control provisions in employment agreements with our NEOs;
•    Conduct an annual compensation risk assessment of our compensation policies and practices; and
•    Use an independent compensation consultant.

•    Provide tax gross-ups for executive officer compensation;
•    Provide extensive perquisites to our executive officers;
•    Guarantee salary increases, bonuses or equity grants; or
•    Allow for “single-trigger” change in control cash payments.

PROCESS OF SETTING EXECUTIVE COMPENSATION
Participants in the Compensation Process
Our executive compensation program is administered and overseen by our independent compensation committee with assistance from our executives and an independent compensation consultant retained by the committee. Generally, the amount and composition of compensation paid to our executives is determined by analyzing, among other things, compensation data and pay practices from our peer group, as well as our own performance and financial and strategic goals. In addition, the compensation committee solicits the opinions of various constituents discussed below, as we believe feedback from varying perspectives serves the best interests of our shareholders in setting effective compensation standards and goals.
Role of the Compensation Committee
The compensation committee approves the compensation of each of our executive officers, including the NEOs listed in the Summary Compensation Table of this proxy statement. Additionally, the compensation committee approves the grant of the long-term incentive awards and other equity awards, and the funding of annual cash-based incentive awards. The compensation committee and the Board have authority to grant equity awards to executive officers.
The compensation committee regularly reviews the Company’s executive compensation and benefits policies, programs, and practices and monitors applicable new rules and evolving best practices concerning executive compensation. The compensation committee may delegate its authority to a subcommittee or to one or more officers of the Company to the extent consistent with its charter and the Company’s declaration of trust, bylaws, and applicable law and NYSE rules. However, the compensation committee may not delegate any of its responsibilities relating to the review and approval of the Chief Executive Officer’s compensation or the compensation philosophy of the Company, or any matters that involve executive compensation or any matters where compensation is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of non-employee trustees.
Compensation committee meetings are regularly attended by committee members and are attended by our Chief Executive Officer. Meetings may be attended by other executives and advisors as appropriate. The compensation committee also meets in executive sessions without members of management present. The Chairman of the compensation committee reports to the Board on the compensation committee’s decisions concerning, among other things, compensation of the executive officers.
The compensation committee also reviews and discusses with management this Compensation Discussion and Analysis section of the proxy statement and reaches a determination, on an annual basis, whether to recommend to the Board that this Compensation Discussion and Analysis section of the proxy statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC. The compensation committee is also responsible for overseeing any clawback policy of the Company relating to executive compensation and shareholder advisory votes with respect to executive compensation matters, including non-binding advisory votes on executive compensation, the frequency of such votes, and votes on “golden parachute” payments.
Role of the Compensation Consultant
The compensation committee retains its own independent compensation consultant who reports directly to the committee. The independent compensation consultant’s engagement includes reviewing and advising on material aspects of the Company’s executive officer compensation, including base salaries, annual incentives and equity compensation. Since 2014, the compensation committee has engaged the services of FPL Associates L.P. (“FPL”) as its independent compensation consultant. During fiscal 2020, FPL provided the following executive compensation consulting services to the compensation committee:

•    Assist with the benchmarking and analysis of the compensation for the Company’s executive officers;
•    Assist with the development and analysis of peer group companies for comparison of executive officers compensation;
•    Discuss the mix of compensation components for each executive position;
•    Provide commentary and information regarding the overall executive compensation program; and
•    Provide benchmarking and information on trustee compensation.

From time to time, FPL communicates with our Chief Executive Officer and other executive officers to discuss different elements and weightings of compensation and best practices and trends in executive compensation. Outside of meetings, FPL also communicates with the Chairman of the compensation committee concerning executive compensation matters.
While the compensation committee considers the compensation consultant’s input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the NEOs. The compensation committee has the full authority to retain and terminate the services of the compensation consultant as it deems necessary or appropriate.
The compensation consultant does not provide any other services to the Company. After reviewing information provided by the compensation consultant regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the compensation committee determined that no conflicts of interest existed in connection with the services the compensation consultant performed for the Company in 2020.
Role of the Chief Executive Officer
Our Chief Executive Officer participates in the compensation determination process by consulting with the Board and the compensation committee on matters related to compensation, and by making compensation recommendations for the executive officers. These recommendations are based upon information provided by FPL, the Chief Executive Officer’s assessment of each executive officer’s performance and contributions to the Company’s performance, and other considerations including employee retention. The compensation committee considers this information, but approves and ultimately determines, based on its own independent judgment, the amounts payable to the executive officers.
Summary of the Annual Compensation Decision-Making Process
Background
Our Board established the compensation committee to carry out the Board’s responsibilities to administer our compensation programs. The compensation committee has decision-making authority for the compensation of our NEOs and has independent authority to engage outside consultants and obtain input from external advisers, as well as our management team or other employees, in determining executive compensation. The compensation committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The compensation committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The compensation committee undertakes an independence assessment prior to retaining or otherwise selecting any counsel, compensation consultant, expert or other advisor that will provide advice to the committee. In conducting this independence assessment, the compensation committee considers factors that may be required to be considered under applicable NYSE rules from time to time, as well as best practices in this area. On at least an annual basis, the compensation committee evaluates whether any work performed by any compensation consultant raised any conflict of interest.
Compensation Decision-Making Process
Each year, the Chief Executive Officer meets with the compensation committee to review the Company’s performance for the year and to discuss qualitative and quantitative performance objectives related to compensation of the executive officers. These discussions include the Chief Executive Officer’s assessment of each executive’s impact on overall Company performance, as well as each executive’s achievements during the year. Separately, the Chief Executive Officer meets with the Board and, in addition to the topics discussed with the compensation committee, provides his assessment of the highlights and challenges from the year and summarizes company performance. The Chairman of the compensation committee then leads an executive Board session during which the non-executive trustees evaluate the Company’s and the Chief Executive Officer’s performance.
From August through the following February of each year, the Chief Executive Officer, using information compiled and supplied by the independent compensation consultant, including peer group compensation information, presents compensation recommendations for the executive officers to the compensation committee for review and discussion. The compensation committee then assesses the Chief Executive Officer’s and each executive officer’s performance, using the information provided, including the input from the Board and benchmarking and other information provided by the independent compensation consultant, to determine the Chief Executive Officer’s and each other executive officer’s total target direct compensation for the ensuing year and the annual incentive payout amount for the most recently completed fiscal year. The Chief Executive Officer is not present for the compensation committee’s discussion of his performance and compensation. In connection with the discussions described above, the compensation committee uses the input from the above meetings to select the Company’s peer group and determine each executive officer’s total target compensation package for the ensuing year, including base salary, annual incentive target, long-term incentive award targets and equity awards. The compensation committee discusses its decisions regarding the compensation of the executive officers with the Board. For 2020, prior to the COVID-19 outbreak in the United States, the compensation committee also discussed a special long-term retention award of restricted stock units to our CEO. Following that discussion, the Board also approved the special long-term retention award of restricted stock units to our CEO. In general, the compensation committee does not consider any previous awards when determining the compensation of the executive officers.
Peer Group and Competitive Positioning
The compensation committee, with input and recommendations from the Company’s independent compensation consultant, establishes the Company’s peer group on an annual basis. The compensation committee uses the peer group for compensation benchmarking and general comparison purposes. The peer group comprises companies selected on various criteria including criteria recommended by the independent compensation consultant, including size, industry, equity market capitalization, and total market capitalization. FPL evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the compensation committee additions and/or deletions from the prior year’s peer group as may be warranted. The 2020 peer group consisted of the following 16 public REITs:

Peers	Industry	Market Capitalization ($ Billions)
Medical Properties Trust, Inc.	Health care REIT	11.8
Healthcare Trust of America, Inc.	Health care REIT	6.0
EastGroup Properties, Inc.	Industrial REIT	5.5
First Industrial Realty Trust, Inc.	Industrial REIT	5.4
Cousins Properties Incorporated	Office REIT	5.0
STAG Industrial, Inc.	Industrial REIT	5.0
Health Care Realty Trust Incorporated	Health care REIT	4.1
Highwoods Properties, Inc.	Office REIT	4.1
QTS Realty Trust, Inc.	Specialty REIT	4.0
Physicians Realty Trust	Health care REIT	3.7
Sabra Health Care REIT, Inc.	Health care REIT	3.7
Corporate Office Properties Trust	Office REIT	2.9
CareTrust REIT, Inc.	Health care REIT	2.1
Brandywine Realty Trust	Office REIT	2.0
Columbia Property Trust, Inc.	Office REIT	1.6
LTC Properties, Inc.	Health care REIT	1.5
Acadia Realty Trust	Shopping Center REIT	1.2
Source: S&P Global, data as of December 31, 2020
FPL evaluates the peer group based on similarities to the Company, including asset class focus, capitalization, performance, and geographic location.
In order to assist the compensation committee in its determination of executive compensation, the Company’s independent compensation consultant prepares an independent analysis of key size and performance indicators such as revenue, market capitalization, and total shareholder return compared to the companies in our peer group. This analysis is provided to the compensation committee, so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.
FPL also delivers a benchmarking analysis of the compensation paid to our NEOs and to our trustees to the compensation committee. This analysis compares base salary, total annual cash compensation, long-term incentive awards and total compensation to compensation components of companies in our peer group, and provides general guidance for future compensation levels. While the compensation committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.
The compensation committee does not target a specific market position relative to our peer group for the compensation elements of executive officers, but seeks to pay competitively and takes into consideration the relative positioning compared to our peer group in making compensation decisions. The compensation committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the compensation committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.
Risk Assessment
Each year, the compensation committee discusses and analyzes risks associated with the Company’s compensation policies and practices for executive officers and employees generally. The compensation committee believes that the Company’s compensation program and policies do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.
Several features of the Company’s compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:

•    The three executive compensation principles and compensation program elements are designed to align compensation goals with the interests of our shareholders;
•    Compensation typically consists of a mix of fixed and performance-based compensation, with the performance-based compensation structured to reward both short- and long-term corporate performance;
•    The payout amounts under the short-term and long-term incentives are capped;
•    Employment agreements with executive officers as well as our Incentive Bonus Plan (the "Bonus Plan") contain clawback provisions which generally subject compensation paid to our executives to recovery by the Company in the event of material restatements of financial results;
•    A significant portion of our NEOs’ total direct compensation is in the form of equity-based incentive awards that vest over multiple years; and
•    The compensation committee exercises discretion in making compensation decisions and may reduce compensation payable to our executives.

Influence of Say on Pay Results on Executive Compensation Decisions

We provided shareholders with a “say-on-pay” advisory vote on executive compensation at the 2020 annual meeting of shareholders. We maintain an open line of communication with our investors on our compensation practices and have consistently received high say-on-pay support from our shareholders.
At the 2020 annual meeting of shareholders, 97% of the votes cast by shareholders were cast “For” the approval of the compensation of our named executive officers ("NEOs"). In the Company's history, say-on-pay results have averaged 96% approval results.

Say on Pay Results
2016	2017	2018	2019	2020
94%	98%	94%	98%	97%

The compensation committee evaluated the results of the say-on-pay vote and in light of the substantial support for our executive compensation program, it did not make any significant changes to the executive compensation program and policies for fiscal year 2020 compensation based on the shareholder voting results. The compensation committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the NEOs. In addition, we provided shareholders with a “say-on-frequency” advisory vote at the 2016 Annual Meeting of Shareholders to determine whether the say-on-pay advisory vote on executive compensation should occur every one, two, or three years. More than 90% of the votes cast on the say-on-frequency proposal were in favor of a vote every year. Based on the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.
2020 EXECUTIVE COMPENSATION
PRIMARY ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. The primary elements of our executive compensation program are base salary, annual cash incentive compensation, and long-term incentive compensation and equity awards. These elements were selected by the compensation committee because each element is considered to be important in meeting one or more of our executive compensation principles, including the three core principles discussed above.
Our fiscal 2020 long-term incentive and equity awards program generally consisted of time-based restricted common shares and performance-based restricted stock units for our NEOs. In addition, in 2020, prior to the COVID-19 outbreak in the United States, a special long-term retention award of restricted stock units was made to our CEO that vests one-half after four years and one-half after five years to incentivize and retain him. We feel this compensation package is appropriately tied to our Company’s performance while also rewarding both short-term and long-term performance in a manner that encourages retention of our NEOs. With these objectives in mind, we attempt to set realistic but challenging goals in our annual incentive and performance-based long-term incentive programs.

We evaluate the various components of compensation annually and do not set fixed percentages for each element of compensation. The total composition of compensation elements may change over time as the competitive market evolves, or other market conditions which affect us change. We do not have, and do not anticipate establishing, any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. Part of our compensation determination process includes assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
Base Salary
Base salary is the fixed portion of the total compensation package for our executive officers, including our NEOs. The base salary for each NEO is determined by the compensation committee pursuant to the process discussed above. The base salary paid to our executive officers is generally intended to compensate executives for their qualifications and the value of their performance in a competitive market.
The compensation committee does not target a specific market position relative to the peer group for base salary, but seeks to pay competitively and near the median of the Company’s peer group. In reaching decisions with respect to base salary, the compensation committee considers various factors, including peer group data for each NEO’s position, the need to retain the executive, and an assessment of the executive officer’s contributions to the Company’s performance.
The compensation committee reviews each executive’s salary and performance every year to determine whether his or her base salary should be adjusted. The rationale for increasing salaries in 2020 was ultimately determined based on individual performance, financial results from the prior year, as well as salary adjustments made by other companies, including companies in our peer group.
Base Salaries
Based on the compensation committee’s review and consideration of the materials provided by FPL and the competitive positioning of our executives’ salaries compared to our peer group, the compensation committee approved the salary levels set forth below for our NEOs for fiscal year 2020.

Officer	Fiscal 2020 Salary ($)
John T. Thomas	865,000
Jeffrey N. Theiler	512,000
D. Deeni Taylor	512,000
Mark D. Theine	412,000
Bradley D. Page	358,000
Annual Incentive Awards
The annual incentive awards available to our executive officers are intended to reward executives for the achievement of annual goals related to key business drivers, and to communicate to executives the key business goals of the Company from year to year. In general, the compensation committee uses the Company’s Bonus Plan to make annual incentive awards for our executive officers based on company and individual performance. The compensation committee retains discretion under the Bonus Plan to adjust individual performance goals and to reward executive officers for individual achievement not reflected in the Bonus Plan performance measures.
The compensation committee does not target a specific market position relative to the peer group for annual incentive awards, but seeks to pay competitively and in line with the Company’s peer group. The compensation committee takes into consideration the Company's relative positioning compared to our peer group in establishing the range of possible payouts under the Bonus Plan.
2020 Annual Incentive Awards
For fiscal year 2020, the compensation committee established annual incentive awards under the Bonus Plan based upon the achievement of corporate performance goals and individual performance goals. The corporate performance goals were based on the following measures:

Net Debt to Gross Asset Value	the average of the Company’s total indebtedness at each quarter end date during fiscal year 2020, with net debt calculated as indebtedness less any cash balances, divided by the value of the Company’s gross assets at each quarter end date
General and Administrative ("G&A") Expenses as percentage of Gross Assets	the Company's G&A expenses as compared to the Company's ending gross asset balance
Funds Available for Distribution ("FAD") Per Share Growth compared to 2019 base	the growth in FAD per share compared to the base year 2019 FAD per share
Investment grade related Gross Leasable Area ("GLA")	the GLA that is leased to an investment grade-rated tenant or a subsidiary of an investment grade-rated entity divided by the Company’s total leased GLA. For purposes of this calculation, Northside Hospital in Atlanta is considered an investment grade tenant
Bad Debt Control	the bad debt rate is calculated as cash rent and operating expense recoveries written-off as a percentage of total cash rent and operating expenses recoveries
The compensation committee changed some of the performance metrics and weightings for the 2020 Bonus Plan awards from the prior year’s awards because the committee believed that achievement of these 2020 performance metrics could be influenced more directly by the executives’ actions and would enhance shareholder value. For the 2020 Bonus Plan, the compensation committee eliminated the total shareholder return metrics and added the FAD per share growth metric, and re-weighted all of the performance metrics to 20% each.
For fiscal year 2020, the compensation committee set the following goals and weightings for the above corporate performance measures. The last column shows actual performance against the corporate measures.

Weighting as % of Annual Incentive Opportunity Under Corporate Performance Goals	Corporate Performance Goals	Threshold	Target	Max	Actual
20%	Net Debt to Gross Asset Value	38.0%	35.0%	32.0%	27.9%
20%	G&A Expenses as percentage of Gross Assets	0.80%	0.75%	0.70%	0.66%
20%	FAD Per Share Growth compared to 2019 base	1.0%	2.0%	3.0%	6.1%
20%	Investment grade related GLA	56.0%	57.0%	58.0%	61.4%
20%	Bad Debt Control	1.75%	1.25%	0.75%	0.21%
For fiscal year 2020, the compensation committee also established individual performance goals for the Chief Executive Officer and, based on recommendations from the Chief Executive Officer, the other executive officers. The compensation committee evaluates the individual performance for the Chief Executive Officer and the other executive officers in making its determination of annual incentive payouts under the Bonus Plan.

Highlights of the individual performance goals achieved for each NEO for fiscal year 2020 include:

John T. Thomas
Led the Company’s Business Continuity Plan through a quick transition to work from home during the pandemic, increased client interaction with a focus on decreasing their stress while achieving industry leading cash rent collections. Mr. Thomas enhanced the Company’s focus on DE&I, with an emphasis on education and team building. Mr. Thomas also grew the Company’s gross real estate investments, strategically sold selective properties to improve the overall quality of the portfolio, increased same-store net operating income and total shareholder return, and maintained high occupancy rates in the portfolio.

Jeffrey N. Theiler	Proactively managed the Company’s balance sheet and liquidity, especially during the height of the pandemic, as well as strategy and investment decisions and the sourcing of capital.
D. Deeni Taylor	Implemented off-market acquisition strategies, sourced and procured additional investments, and led the survey and reporting results from Company’s survey of health care consumers on the impact of COVID-19.
Mark D. Theine
Led portfolio operations teams dedicated to providing safe facilities for patient care during the pandemic, collected 99% of rent and CAM billed in 2020, expanded DOC’s in-house property management team and markets managed directly by DOC, and proactively managed building capital investments to grow FAD. Mr. Theine also led DOC’s ESG commitments to Environmental and Social investments, culture and achievements in 2020.

Bradley D. Page	Managed all Company legal matters, supervised all legal department operations, and directed all outside counsel activities, including all matters related to the Company’s real estate acquisitions, dispositions and leasing, litigation, insurance risk management, REIT compliance, governance, securities offerings and redemptions, and COVID-19 pandemic actions, obligations and responsibilities.
The relative weight of each of the various individual performance goals for a NEO was equal; however, no single individual goal was material to the committee’s decisions. Rather, the compensation committee considered the executive’s performance against the overall individual goals and the Chief Executive Officer’s assessment of each executive’s overall performance.
For each NEO, the compensation committee also determined the relative weighting of corporate versus individual performance goals. For fiscal year 2020, the weighting for each NEO’s annual incentive award was as follows:

Officer	Corporate Performance Goals	Individual Performance Goals
John T. Thomas	80%	20%
Jeffrey N. Theiler	70%	30%
D. Deeni Taylor	70%	30%
Mark D. Theine	70%	30%
Bradley D. Page	60%	40%

Based on competitive market practices for annual incentives and our compensation strategy, the compensation committee set a target award opportunity for each of our executive officers. The target represents the amount of incentive compensation the executive officer would recognize when corporate and individual performance meets expected results, or is on “target.” The table below reflects the payout as a percentage of an executive officer’s base salary for fiscal year 2020. Maximum performance is capped at 200% of base salary for Mr. Thomas, and at 150% for all other NEOs. To simplify the presentation, certain intermediate payout are not shown; however, payouts were determined by linear interpolation when performance occurred between the payouts levels described below. If the executive officer’s performance was below threshold in all applicable corporate and individual performance measures, no annual incentive compensation would be payable.

Officer	At Threshold Achievement	At Target Achievement	At or Above Maximum Achievement
John T. Thomas	50%	100%	200%
Jeffrey N. Theiler	50%	90%	150%
D. Deeni Taylor	50%	90%	150%
Mark D. Theine	50%	90%	150%
Bradley D. Page	50%	75%	150%

2020 Annual Incentive Results
Based on the compensation committee’s assessment of the executive officers’ achievement of the corporate and individual performance goals, and using linear interpolation, the following payouts were approved by the compensation committee to the NEOs under the Bonus Plan:

Officer	Fiscal 2020 Incentive Target ($)	Fiscal 2020 Incentive Payout (%)	Fiscal 2020 Incentive Payout ($)
John T. Thomas	865,000	200.0%	1,730,000
Jeffrey N. Theiler	460,800	150.0%	768,000
D. Deeni Taylor	460,800	150.0%	768,000
Mark D. Theine	370,800	150.0%	618,000
Bradley D. Page	268,500	150.0%	537,000
Long-Term Incentive and Equity Awards
The compensation committee designed the Company’s long-term incentive program and grant of equity awards to align the interests of our executive officers with the interests of our shareholders and to reward the executive officers for the achievement of long-term goals. Our long-term incentive and equity award program are critical to the attraction and retention of key executive talent and therefore represents a significant portion of the executive officers’ total direct compensation. The Equity Plan serves as the governing document for long-term incentive and equity awards for our executive officers.
The compensation committee does not target a specific market position relative to the peer group for long-term and equity incentive awards but seeks to pay competitively and in line with the Company’s peer group. The compensation committee considers the relative positioning of the Company compared to the peer group in establishing the range of possible payouts under the Equity Plan. In making its determination on what type of awards to grant, the compensation committee considers the following:
•Peer group compensation, including the components of compensation and the total direct compensation paid to executives of peer group companies;
•General trends in long-term incentive and equity grants; and
•The effect of having the NEOs receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our shareholders.
2020 Long-Term Incentive and Equity Awards Program Design
The fiscal year 2020 long-term incentive and equity program comprised a combination of time-based restricted common shares and performance-based restricted stock units. In February 2020, prior to the COVID-19 outbreak in the United States, the compensation committee recommended and the Board approved a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. The special long-term retention award was made to our CEO prior to the COVID-19 outbreak in the United States. The allocation between each type of equity award was determined by the compensation committee based on input from FPL and the Chief Executive Officer.
Based on competitive market practices for long-term incentive and equity awards, and our compensation strategy, the compensation committee approved equity awards for each executive officer for the fiscal year 2020. On average, 54% of the equity-based compensation granted to our NEOs, including the associated dividend equivalent units, is also performance-based compensation. Fiscal year 2020 grants were made on March 2, 2020 and the number of shares awarded was determined based on the closing price of the Company’s common shares on the grant date. Information regarding the equity awards made to the NEOs is set forth in the Grants of Plan-Based Awards in 2020 table of this proxy statement.

Officer	Long-term Retention Award of Restricted Stock Units ($)	2020 Time-Based Restricted Common Shares ($)	2020 Performance-Based Restricted Stock Units Target Grant ($)	Total Target Grant ($)
John T. Thomas	5,000,000	865,007	1,637,550	7,502,557
Jeffrey N. Theiler	—	460,807	775,418	1,236,225
D. Deeni Taylor	—	460,807	775,418	1,236,225
Mark D. Theine	—	370,792	623,969	994,761
Bradley D. Page	—	214,809	406,638	621,447

Time-Based Restricted Common Shares
The compensation committee chose to award restricted common shares because they provide meaningful retentive value to our key executives, help smooth out market volatility, and are cost efficient. The time-based restricted common shares granted in March 2020 vest in full one year after the grant date, so long as the participant remains employed by the Company.
Long-Term Retention Award to the CEO
The Company has performed exceptionally well and has delivered significant value to shareholders under the leadership of John Thomas, who has served as our Chief Executive Officer since our initial public offering in July 2013. The compensation committee believes that Mr. Thomas has demonstrated a long-term track record of success, as is evidenced below, and his strategic vision and focus on long-term sustainable growth has laid a solid foundation for continued success and future growth. Under Mr. Thomas’ leadership, the Company has significantly grown in size in terms of its properties/assets, equity market capitalization, and total capitalization, and has significantly outperformed both its health care REIT peers and broader REIT industry from a total shareholder return perspective over Mr. Thomas’ tenure.

(1) Includes the Company's pro-rata share of unconsolidated joint venture assets and excludes the Company's corporate office building.

Cumulative Total Return

After several months of discussions that commenced in October 2019, in February 2020, prior to the COVID-19 outbreak, the compensation committee recommended, and the Board approved, a special long-term retention award of 259,067 restricted stock units with a fair market value of $5.0 million, which vests one-half after four years and one-half after five years from the grant date.
The compensation committee and the Board believed the long-term award was appropriate to incentivize and retain Mr. Thomas, who has driven significant long-term value to shareholders over his tenure and whose continued retention is critical to the Company’s future success. The compensation committee and the Board structured this equity award to provide value to Mr. Thomas if he remains employed with the Company on the vesting dates, which are four and five years after the grant date.
Performance-Based Restricted Stock Units
Performance-based restricted stock units were granted to each NEO. The compensation committee chose to grant performance-based restricted stock units in order to motivate executives to achieve long-term strategic goals, create long-term shareholder value, and provide an incentive to outperform similarly-situated companies as measured by relative total shareholder return and other metrics.
The performance-based restricted stock units vest after a three-year performance period, if at all, and are payable in common shares based on the number of restricted stock units that actually vest. The extent to which the awards will vest is contingent upon the satisfaction of key corporate performance goals established when granted.

GRANT OF 2020 PSU AWARDS
For fiscal year 2020, the compensation committee granted new three-year performance-based restricted stock unit ("PSU") awards. Performance goals for these awards were established by the compensation committee and are described in detail below:

DOC Total Shareholder Return compared to Health Care Peers	the percentage rate of return during the 3-year period of 2020-2022 compared to the rate of return of specific health care peers, assuming reinvestment of all dividends during the performance period
DOC Total Shareholder Return compared to Nareit Peers	the percentage rate of return during the 3-year period of 2020-2022 compared to the rate of return of specific Nareit health care peers, assuming reinvestment of all dividends during the performance period
FAD Per Share Growth compared to 2019 base	the annual growth in FAD per share per year which excludes any material one-time FAD adjustments
Net Debt to Gross Asset Value	the Company’s total indebtedness, less any cash balances, divided by the value of the Company’s gross assets at the end of the performance period
Institute of Real Estate Management ("IREM") Certified Sustainable Property ("CSP") Buildings	the number of buildings in the Company’s portfolio holding IREM CSP designation at the end of the performance period
The compensation committee changed some of the performance metrics and weightings for the 2020 awards from the prior year’s awards because the committee believed that achievement of these 2020 performance metrics could be influenced more directly by the executives’ actions and would enhance shareholder value. In 2020, the compensation committee replaced the investment grade related GLA goal with the IREM CSP goal and re-weighted all of the 2020 performance metrics to 20% each.
For fiscal year 2020, the compensation committee set the following goals and weightings for the above corporate performance measures:

Weighting as % of Annual Incentive Opportunity Under Corporate Performance Goals	Corporate Performance Goals	Threshold	Target	Max	Measurement
20%	DOC Total Shareholder Return compared to Health Care Peers				Compared to two medical office building Health Care Peers
20%	DOC Total Shareholder Return compared to Nareit Peers				Compared to Nareit Health Care Peers
20%	FAD Per Share Growth compared to 2019 base				Increase in FAD
20%	Net Debt to Gross Asset Value				Ratio at the end of the performance period
20%	IREM CSP Buildings				Number of IREM CSP buildings
For each goal, performance below threshold would result in no vesting, performance at threshold would result in vesting of 50% of the award, performance at target would result in vesting of 100% of the award, and performance at maximum would result in vesting of 300% of the award. For performance between threshold and target, or between target and maximum, linear interpolation was used.

Actual performance will be determined at the end of the three-year performance period ending on December 31, 2022.
CEO 2020 COMPENSATION SUMMARY
As shown in the second table below, the value of Mr. Thomas’ target 2020 compensation was significantly less than the compensation disclosed and required to be reported in the Summary Compensation Table for 2020.
The amounts in the Summary Compensation Table for 2020 reflect SEC rules and methodology. These rules and methodology require disclosure of all equity awards made during the most recently completed fiscal year, including non-recurring awards, which may skew compensation totals and are not a usual part of our executive compensation program.
The difference between the two totals in the immediately following tables is due to the Summary Compensation Table including a grant of a special long-term retention award of restricted stock units made to Mr. Thomas prior to the COVID-19 outbreak in the United States, which vests one-half after four years and one-half after five years from the grant date. The compensation committee and the Board believed that the long-term incentive award was appropriate to incentivize and retain Mr. Thomas, who has driven significant long-term value to shareholders and whose continued retention is critical to the Company’s future success. For 2021, Mr. Thomas did not receive a special award, but received equity awards consistent with the Company’s usual compensation program. As the Summary Compensation Table for 2020 does not reflect our typical compensation program and includes the special, non-recurring long-term retention award, we have provided the supplemental table below for additional context of Mr. Thomas’ 2020 pay. In general, Mr. Thomas will realize value from the special 2020 retention award if he remains employed on the vesting dates, which are four and five years, respectively, following the grant date.

Summary Compensation Table for 2020 (as required by SEC rules)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John T. Thomas	2020	908,938	7,502,557	1,730,000	56,649	10,198,144
President and Chief Executive Officer

2020 Supplemental Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John T. Thomas	2020	908,938	2,502,557	(1)	1,730,000	56,649	5,198,143	(1)
President and Chief Executive Officer
(1) Excludes the special long-term retention award of restricted stock units.

For additional information regarding the Company’s executive compensation program for 2020, refer to the discussion in this Compensation Discussion & Analysis and the compensation tables presented below.

SETTLEMENT OF PREVIOUSLY GRANTED PSU AWARDS
In 2021, following the completion of the three-year performance period of 2018-2020, the Company settled the performance-based restricted stock unit awards that were granted in 2018. Performance goals for these awards were established by the compensation committee in 2018. The metrics, weighting, threshold, target and maximum goals for each metric, and actual performance are shown in the table below:

Measurement	Threshold	Target	Max	Weighting
Relative TSR				40%
Investment Grade				10%
Dividend Growth				10%
G&A / Gross Assets				10%
Avg. 3-Year Occupancy				10%
Avg. 3-Year Customer Satisfaction Rating				10%
Kingsley Score				10%
For each goal, performance below threshold would result in no vesting, performance at threshold would result in vesting of 50% of the award, performance at target would result in vesting of 100% of the award, and performance at maximum would result in vesting of 300% of the award. For performance between threshold and target, or between target and maximum, linear interpolation was used.
Each NEO was granted a 2018 performance-based restricted stock unit award and based on the actual results, the award vested at 157.9%.
OTHER ELEMENTS OF COMPENSATION
In addition to the primary elements of total direct compensation described above, the NEOs are eligible to participate in employee benefits and group insurance programs generally available to employees, as well as additional programs and benefits described below. Further detail regarding the compensation related to these programs and benefits is provided in the Summary Compensation Table and the All Other Compensation in 2020 table, included in this proxy statement.

401(k) Plan
The Company maintains a 401(k) plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for all eligible employees. The 401(k) plan allows all eligible employees to contribute up to 100% of their base salary and bonus, up to limits imposed by the Code. The Company adds a cash match to its 401(k) plan for all participants, including those executive officers who participate in the 401(k) plan. The Company matches 100% of the first 3% of compensation deferred as contributions plus 50% of the next 2% deferred as contributions. The 401(k) plan also allows for discretionary profit sharing contributions. Employer contributions, if any, vest immediately.
Employee Stock Purchase Plan
Our Employee Stock Purchase Plan allows all active employees, excluding certain employees who are citizens or residents of a non-U.S. jurisdiction, to purchase our common shares through payroll deductions at a 15% discount to the lower of the market price on the first trading day of the six-month purchase period or the last trading day of the six-month purchase period. No plan participant is allowed to purchase more than $25,000 in market value of our common shares under the plan in any calendar year, or own or hold outstanding purchase rights to purchase common shares possessing 5% or more of the total combined voting power of all classes of our capital stock. In fiscal year 2020, all NEOs participated in our Employee Stock Purchase Plan.
Dividends
Our NEOs receive dividends on unvested restricted common share awards, and accumulate dividend equivalents that are paid in cash upon vesting of performance-based restricted stock unit awards. Dividends for 2020 paid on unvested restricted common shares are disclosed in the All Other Compensation in 2020 portion of the Summary Compensation Table, and dividend equivalents paid are included in the grant date fair value of our performance-based restricted stock units.
Perquisites
Pursuant to the terms of their respective employment agreements, each NEO is entitled to reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors.
ADDITIONAL COMPENSATION PLAN FEATURES AND POLICIES
POST-EMPLOYMENT COMPENSATION
Severance and change of control benefits are provided to our NEOs pursuant to the terms of their respective employment agreements, as well as under our incentive plans. These benefits are discussed at greater length in the section “Employment Agreements with Named Executive Officers” and “Potential Payments Upon a Change in Control and/or Termination” of this proxy statement.
CLAWBACK PROVISION (RECOVERY OF INCENTIVE PAYMENTS)
Each of our NEOs’ respective employment agreements contain a clawback provision that provides that any compensation paid to the executive is subject to recovery by the Company, and the executive is required to repay such compensation, in the event of a material financial restatement. In addition, the Bonus Plan contains a similar provision that subjects any incentive compensation paid under the Bonus Plan to recovery by the Company in the event of a similar circumstance.
Additionally, the individual award agreements for the performance-based restricted stock units granted under the Equity Plan contain a provision that subjects the awards covered by the agreements to any recoupment or “clawback” policy applied with prospective or retroactive effect.

STOCK OWNERSHIP GUIDELINES
The compensation committee encourages our executive officers and trustees to own our common shares because we believe such ownership provides strong alignment of interests between executives or trustees and our shareholders. Our stock ownership guidelines recommend that the Chief Executive Officer and other executive officers and trustees achieve the targeted level of ownership within five years of the adoption of the stock ownership guidelines or five years from the date of hire, promotion, appointment, or election, as applicable, of such person. Ownership for purposes of these guidelines includes all shares owned by the officer or trustee or an immediate family member sharing the same household, restricted stock, restricted stock units, deferred stock or units and all performance stock units for which the performance conditions to vesting have been met. The determination of an individual’s ownership level is reviewed annually. The chart below shows our stock ownership guidelines.

Title	Guideline
Chief Executive Officer	Five times base salary
Other Executive Officers	Three times base salary
Non-Employee Trustees	Three times annual cash retainer

HEDGING / PLEDGING PROHIBITIONS AND INSIDER TRADING POLICY
The Company maintains an insider trading policy that prohibits against various trading activities in the Company’s securities, including prohibitions on trading using material non-public information acquired by our trustees or employees during the performance of their duties. Trustees and employees, including executives, are strongly discouraged from trading in the Company’s securities on a short-term basis, and are encouraged to hold all securities purchased in the open market for a minimum of six months. Additionally, trustees and employees, including executives, are strongly discouraged from purchasing the Company’s securities on margin or pledging the Company’s securities as collateral for margin loans, engaging in hedging transactions of any kind, trading in puts, calls, and straddles on the Company’s securities, conducting short sales of the Company’s securities (including corresponding to positions in the Company’s common shares already held by the trustee or employee), and maintaining standing or limit orders on the Company’s securities (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 under the Exchange Act). As a practical matter, the Company’s insider trading policy strongly discourages trustees and employees from entering into most hedging and pledging arrangements.
Under the Company’s insider trading policy, trustees, NEOs and other employees with access to material non-public information about the Company or another company are prohibited from engaging in transactions in the Company’s securities during blackout periods (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 under the Exchange Act).
TAX DEDUCTIBILITY IMPLICATIONS OF EXECUTIVE COMPENSATION
The compensation committee reviews and considers the deductibility of executive compensation. Changes in tax laws or their interpretation and other outside factors may affect the deductibility of certain compensation payments. For example, changes to Section 162(m) of the Code under the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, generally places a limit of $1 million on the amount of applicable compensation paid to our NEOs that we may deduct each year for taxable years beginning after December 31, 2017.
However, as a REIT, the Company is not subject to federal income taxes to the extent the Company distributes at least 90% of its REIT taxable income to its shareholders. As a result, the compensation committee has awarded compensation, including the 2020 annual incentive awards paid to our NEOs, that may not be fully tax deductible when the committee believes that doing so is in the best interests of our shareholders. If deductibility were to become an issue, the compensation committee may consider various alternatives to preserve the deductibility of compensation payments to executive officers and other benefits to the extent reasonably practical and to the extent consistent with the Company’s other compensation objectives. There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs will ultimately be deductible by the Company.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2020, and in this proxy statement.

Submitted by the compensation committee of the Board of Trustees Stanton D. Anderson, Chairman William A. Ebinger, M.D. Governor Tommy G. Thompson

Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to or earned by each of the named executive officers listed below.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John T. Thomas	2020	908,938	7,502,557	1,730,000	56,649	10,198,144
President and	2019	874,462	2,619,788	1,411,000	57,929	4,963,179
Chief Executive Officer	2018	834,330	2,146,146	1,099,958	60,834	4,141,268
Jeffrey N. Theiler	2020	541,055	1,236,225	768,000	36,140	2,581,420
Executive Vice President -	2019	524,652	1,289,723	650,000	37,397	2,501,772
Chief Financial Officer	2018	504,896	1,062,424	526,907	37,317	2,131,544
D. Deeni Taylor	2020	512,000	1,236,225	768,000	45,083	2,561,308
Executive Vice President -	2019	545,755	1,289,723	650,000	46,315	2,531,793
Chief Investment Officer	2018	521,569	1,062,424	526,907	53,882	2,164,781
Mark D. Theine	2020	428,000	994,761	618,000	39,544	2,080,305
Executive Vice President -	2019	421,323	1,038,027	523,200	39,621	2,022,171
Asset Management	2018	336,241	707,515	350,900	28,666	1,423,322
Bradley D. Page	2020	382,628	621,447	537,000	23,108	1,564,183
Senior Vice President -	2019	369,388	651,203	438,500	23,951	1,483,042
General Counsel	2018	352,306	532,775	345,882	25,086	1,256,049
(1)    Includes vacation accrued but unused that was paid out to the respective NEOs in January 2020. Such amounts were $43,938, $29,055, $16,000, and $24,628 for Messrs. Thomas, Theiler, Theine, and Page, respectively.
(2)    Represents the aggregate grant date fair value computed in in accordance with FASB ASC Topic 718 of awards of restricted common shares and awards of performance-based restricted stock units made to the named executive officers under the Equity Plan. Aggregate grant date fair value reported is based upon the closing price per share on the date of grant, and the amount for performance-based awards reflects the target level. The maximum number of common shares that could be issued under the 2020 performance-based restricted stock unit awards is 3 times the target number of shares, which would result in a value of $4,912,649, $2,326,253, $2,326,253, $1,871,906, and $1,219,913 to Messrs. Thomas, Theiler, Taylor, Theine, and Page, respectively, based on the closing price per share on the date of grant. This also represents a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. Further detail with respect to these awards are included in Note 9 (Stock-based Compensation) to the Company’s audited financial statements for the year ended December 31, 2020, included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2020 (the "Form 10-K").
(3)    Represents non-equity incentive plan compensation paid to the named executive officers under the Bonus Plan.
(4)    See the “All Other Compensation in 2020” table following the Summary Compensation Table for information with respect to these amounts.

ALL OTHER COMPENSATION IN 2020
The following table sets forth certain information with respect to the “All Other Compensation” column of the Summary Compensation Table for 2020 for the named executive officers.

Name	Dividends ($)(1)	Professional Services ($)(2)	Other ($)(3)	401(k) Matching Contributions ($)(4)	Total ($)
John T. Thomas	41,725	2,840	684	11,400	56,649
Jeffrey N. Theiler	22,225	1,975	540	11,400	36,140
D. Deeni Taylor	22,225	10,000	1,458	11,400	45,083
Mark D. Theine	17,885	9,827	432	11,400	39,544
Bradley D. Page	10,364	300	1,044	11,400	23,108
(1)    Represents the $0.230 per share dividends for the quarterly periods ended March 31, 2020, June 30, 2020 September 30, 2020, and December 31, 2020, each of which is payable on unvested restricted common shares owned by each named executive officer, but excludes dividend equivalent rights credited to unvested performance-based restricted stock units, which were previously factored into the grant date fair value for such performance-based restricted stock units.
(2)    Represents professional expenses from certain professional advisors including tax, investment, and accounting services.
(3)    Represents the aggregate value of taxable gifts, taxable life insurance, and spousal travel to accompany the NEO on business trips.
(4)    Represents matching contributions by the Company to the 401(k) plan for each of the NEOs.

2020 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to the named executive officers in 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Date Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John T. Thomas	3/2/2020	2/24/2020							44,819	(3)	865,007
	3/2/2020	2/24/2020				33,614	67,228	201,684			1,637,550
		2/24/2020	432,500	865,000	1,730,000
	3/2/2020	2/25/2020							259,067	(5)	5,000,000
Jeffrey N. Theiler	3/2/2020	2/24/2020							23,876	(3)	460,807
	3/2/2020	2/24/2020				15,917	31,834	95,502			775,418
		2/24/2020	256,000	460,800	768,000
D. Deeni Taylor	3/2/2020	2/24/2020							23,876	(3)	460,807
	3/2/2020	2/24/2020				15,917	31,834	95,502			775,418
		2/24/2020	256,000	460,800	768,000
Mark D. Theine	3/2/2020	2/24/2020							19,212	(3)	370,792
	3/2/2020	2/24/2020				12,809	25,617	76,851			623,969
		2/24/2020	206,000	370,800	618,000
Bradley D. Page	3/2/2020	2/24/2020							11,130	(3)	214,809
	3/2/2020	2/24/2020				8,347	16,694	50,082			406,638
		2/24/2020	179,000	268,500	537,000
(1)    On February 25, 2020, the compensation committee established threshold, target, and maximum cash payouts under the Company’s Bonus Plan to each of the named executive officers for 2020. Actual payout amounts under the Bonus Plan for 2020 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The business measurements and performance goals for determining the payouts under the Bonus Plan and with respect to the awards are described in the “Compensation Discussion and Analysis” section of this proxy statement.
(2)    These columns show the threshold, target, and maximum number of common shares that could be issued in connection with performance-based restricted stock units granted in 2020 under the Company’s Equity Plan to each of the named executive officers. The exact number of shares to be issued depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this proxy statement. Subject to continued service of the named executive officer, the shares, if any, will be issued following the performance period end date of December 31, 2022.
(3)    Represents restricted common shares granted in 2020 under the Equity Plan, which vested on March 2, 2021 and are reflected using the grant date per share closing price of $19.30.
(4)    Amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. Performance-based restricted stock units are reflected at target value. Further detail with respect to these awards are included in Note 9 (Stock-based Compensation) to the Company’s audited financial statements for the year ended December 31, 2020, included in the Form 10-K.
(5)    Represents restricted stock units granted in 2020 under the Equity Plan, which will vest in two equal installments on March 2, 2024 and March 2, 2025, subject to the terms of the grant, reflected using the grant date per share closing price of $19.30.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table sets forth all outstanding equity awards held by each of our named executive officers as of December 31, 2020, including any unvested restricted common shares and performance-based restricted stock units with performance and/or service conditions that had not yet been satisfied as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John T. Thomas	432,087	7,691,149	412,974	7,350,937
Jeffrey N. Theiler	84,514	1,504,349	195,513	3,480,131
D. Deeni Taylor	84,514	1,504,349	195,513	3,480,131
Mark D. Theine	59,595	1,060,791	157,344	2,800,723
Bradley D. Page	42,956	764,617	102,603	1,826,333
(1)    Represents a number of performance-based restricted stock units granted to each of the NEOs in 2018, which vested on March 2, 2021, and correspond to the number of common shares that were issued at a performance level of 157.9% based on performance criteria over a three-year performance period ending December 31, 2020. This total also includes time-based common shares granted to each of the NEOs in 2020, which vested on March 2, 2021. In February 2020, the compensation committee recommended and the Board approved a special long-term retention award of restricted stock units, which vests one-half after four years and one-half after five years from the grant date, to our CEO to incentivize and retain him. The special long-term award was made to our CEO prior to the COVID-19 outbreak in the United States.
(2)    The value is based on the $17.80 closing price per share of our common shares on December 31, 2020.
(3)    Represents a number of performance-based restricted stock units granted to each of the NEOs in 2019 and 2020, which will vest, if at all, based on achievement of performance criteria over a performance period ending December 31, 2021 and December 31, 2022, respectively, subject to the terms of the grant. As of December 31, 2020, actual performance for the 2019 and 2020 performance-based awards were between target and maximum levels; therefore, the number of common shares for these performance-based awards corresponds to the number of common shares that would be issued at the maximum performance level of 300%. The actual number of common shares, if any, to be issued and actual payout value of unvested common shares with respect to the performance-based awards will be determined based on achievement of performance criteria over a three-year performance period, subject to the terms of the grant of such awards.
2020 OPTION EXERCISES AND STOCK VESTED TABLE
The following table contains information about the vesting of awards of restricted common shares held by the named executive officers in 2020.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
John T. Thomas	98,644	1,910,032
Jeffrey N. Theiler	47,918	927,567
D. Deeni Taylor	47,918	927,567
Mark D. Theine	31,752	614,209
Bradley D. Page	24,508	474,545
(1)    If a named executive officer used share withholding to satisfy the tax obligations with respect to the vesting of restricted common shares, the number of shares acquired and the value realized were less than the amounts shown.
(2)    Represents a number of performance-based restricted stock units granted to each of the NEOs in 2017, which vested in March 2020, and correspond to the number of common shares that were issued at a performance level of 85.3% based on performance criteria over a three-year performance period ending December 31, 2019. This total also includes restricted common shares granted to each of the NEOs in 2019, which vested in March 2020.
(3)    Value realized upon vesting is based on the closing price per share of the Company’s common stock on the vesting date.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
On November 6, 2019, the Company entered into employment agreements with each of Mr. Thomas, Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page, which by their terms replaced the Company’s prior employment agreements with each of the executives. Mr. Thomas serves as our President and Chief Executive Officer, Mr. Theiler serves as our Executive Vice President and Chief Financial Officer, Mr. Taylor serves as our Executive Vice President and Chief Investment Officer, Mr. Theine serves as our Executive Vice President of Asset Management, and Mr. Page serves as our Senior Vice President and General Counsel, in each case until December 31, 2022. The employment term automatically renews for successive one-year terms, provided that the number of such additional terms may not exceed two, and unless earlier terminated in accordance with the respective agreement’s provisions, the agreements automatically terminate on December 31, 2024. The employment agreements for each named executive officer have been publicly filed with the SEC. The Company does not maintain a separate severance or change in control agreement or policy that would apply to the named executive officers.
The employment agreements provide that each of Mr. Thomas, Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page is entitled to an annual base salary of $840,000, $497,000, $497,000, $400,000 and $348,000, respectively, subject to such annual increases as the compensation committee may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits and group insurance programs generally available to other employees and our other executives. Each executive is entitled to receive an annual cash bonus opportunity for each calendar year during his employment based upon performance goals that are established by the Board or the compensation committee, as the case may be, in its sole discretion. Under Mr. Thomas’ employment agreement, he has the right to be nominated to be a member of the Board and any executive committee (or similar committee) of the Board for the term of his employment agreement. The compensation committee uses the Bonus Plan in general to make annual incentive awards for our executive officers based on company and individual performance. Each executive is eligible to receive options, restricted shares or other awards under the Equity Plan at the discretion of the compensation committee.
Each executive’s employment agreement provides that it may be terminated at any time, without severance, by us for “cause” or by the executive if without “good reason”; however, upon such termination of employment, the executive will be entitled to receive (i) accrued but unpaid amounts through the date of termination, including base salary, vacation pay, and any bonuses earned but unpaid with respect to fiscal years or other periods ending in or with the year of termination (collectively, the “Accrued Obligations”) and (ii) nonforfeitable benefits payable to him under any benefit plans maintained by us (the “Nonforfeitable Benefits”).
If the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to (i) severance pay equal to 24 months of his then current base salary, (ii) accelerated vesting of any unvested equity awards, (iii) continued coverage under any health insurance program maintained by us for a period of 12 months and (iv) a lump sum payment equal to two times the average of the annual bonuses paid to him for the two years ending prior to his termination date, subject to certain restrictions under the respective employment agreement.
If the executive’s employment is terminated by us due to non-renewal of the employment agreement or by automatic termination of the employment agreement on December 31, 2024, subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, and provided he does not enter into a new employment agreement with the Company for a period commencing before or immediately after December 31, 2024, he would be entitled to (i) severance pay equal to six months of his then current base salary, (ii) vesting of performance-based awards based on the actual level of achievement of the performance goals under the award, which would be pro-rated based on the executive’s period of service during the performance period, (iii) accelerated vesting of any awards not subject to performance-based vesting conditions and (iv) continued coverage under any health insurance program maintained by us for a period of 6 months.
In the event of a change in control, if and to the extent that outstanding awards granted to the executive are not continued, assumed or replaced in connection with a change in control, and in the case of performance-based awards, performance can no longer be reasonably measured consistent with the original terms of award, such awards would become fully vested at the maximum level of achievement, and, in the case of options, exercisable in full. In addition, if at any time during the 12 consecutive months commencing on the occurrence of a change in control (i) the executive is involuntarily terminated by us (other than for “cause”), or (ii) the executive terminates his employment for “good reason,” or (iii) the Company gives notice of non-renewal of his employment agreement, or (iv) such 12 months period includes December 31, 2024, in lieu of the severance pay amount described above for termination by us without “cause”, termination by the executive for “good reason,” or termination by us due to non-renewal of the employment agreement, then (A) the executive would be entitled to severance pay in a lump sum cash payment equal to three times in the case of Mr. Thomas, and two times in the case of each of Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page, the sum of (i) his base salary as in effect at the time of the change in control, and (ii) the average of the annual bonuses paid to him for the prior two fiscal years of the Company ending prior to the change in control, if any, and (B) any options, restricted shares or other awards granted to the executive under the Equity Plan would become fully vested and, in the case of options, exercisable in full. For purposes of the foregoing, reference to “fully vested” in the case of performance-based awards means vesting at the maximum level of achievement.

Each lump sum severance payment made to an executive will be reduced on a dollar-for-dollar basis by any portion of such payment received or receivable by him from any successor to the Company Additionally, the executive would be entitled to continued coverage under any health insurance program maintained by us for a period of 18 months.
If the executive’s employment were terminated due to his “disability,” then he would generally be entitled to the Accrued Obligations, Nonforfeitable Benefits, and subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to 12 months of his then current base salary.
 Each executive’s employment agreement contains non-competition and non-solicitation restrictive covenants which apply during the term of the agreement and for one year following his termination, and a non-disparagement restrictive covenant that applies during and after the term of his employment with the Company.
 The terms “cause,” “good reason,” “change in control” and “disability” have the meanings set forth in each executive’s employment agreement.
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION
The employment agreements with each of our named executive officers provide for certain payments and benefits to the named executive officers in the event of termination either in connection with a change in control or during normal course of business. The material terms of the current post-employment arrangements are set forth in the above section “Employment Agreements with Named Executive Officers.” In addition, awards granted to our named executive officers under the Equity Plan provide for acceleration of vesting under certain circumstances.
The Company’s Bonus Plan does not include a change of control provision under which the named executive officer would be paid a bonus for that year upon the occurrence of a change of control. However, in order for an executive officer to be paid a bonus under the Bonus Plan, the executive officer must be employed by us on the last day of the performance period for which the incentive bonus is otherwise payable, which would be December 31 of the applicable year. If the officer were terminated following a change of control but prior to the year end, no bonus would be payable under the Bonus Plan for that year; however, under the terms of the executive officer’s employment agreement, the officer would receive a lump sum cash payment corresponding to the amount designated in the applicable employment agreement.
The following tables estimate the payments required to be made to each named executive officer in connection with (i) a termination of employment upon specified events or (ii) a change in control assuming a $17.80 per share price for the Company’s common shares, which represents the closing market price on December 31, 2020. The amounts shown also assume that the termination or change in control was effective December 31, 2020, and thus (i) reflect the amounts payable under the Company’s prior employment agreements with each of the named executive officers and (ii) include amounts earned (including accrued but unpaid dividend equivalents for unvested performance-based restricted stock units) through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, the amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2021, changes in the cost of health benefit plans, equity grants or equity that vested following December 31, 2020 or the entry into new employment agreements after December 31, 2020. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” have the meanings set forth in each executive’s employment agreement.

Mr. Thomas
Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary(2)	2,653,554	58,554	1,788,554	923,554
Bonus	5,288,167	576,667	1,441,667	576,667
Accelerated Vesting of Unvested Equity Compensation	14,205,308	—	14,205,308	9,087,524
Health Coverage	37,930	—	25,287	—
Dividend Equivalents	1,021,657	—	1,021,657	—
Total	23,206,616	635,221	18,482,473	10,587,745
(1)“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.
(2)"Salary" also includes vacation accrued but unused as of December 31, 2020.

Mr. Theiler
Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary(2)	1,046,843	22,843	1,046,843	534,843
Bonus	1,674,000	256,000	768,000	256,000
Accelerated Vesting of Unvested Equity Compensation	4,588,698	—	4,588,698	2,165,659
Health Coverage	37,831	—	25,221	—
Dividend Equivalents	483,501	—	483,501	—
Total	7,830,873	278,843	6,912,263	2,956,502
(1)“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.
(2)"Salary" also includes vacation accrued but unused as of December 31, 2020.

Mr. Taylor
Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary(2)	1,072,837	48,837	1,072,837	560,837
Bonus	1,674,000	256,000	768,000	256,000
Accelerated Vesting of Unvested Equity Compensation	4,588,698	—	4,588,698	1,482,085
Health Coverage	25,478	—	16,985	—
Dividend Equivalents	483,501	—	483,501	—
Total	7,844,514	304,837	6,930,021	2,298,922
(1)“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.
(2)"Salary" also includes vacation accrued but unused as of December 31, 2020.

Mr. Theine
Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary(2)	862,031	38,031	862,031	450,031
Bonus	1,347,200	206,000	618,000	206,000
Accelerated Vesting of Unvested Equity Compensation	3,597,932	—	3,597,932	1,192,744
Health Coverage	25,478	—	16,985	—
Dividend Equivalents	365,887	—	365,887	—
Total	6,198,528	244,031	5,460,835	1,848,775
(1)“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.
(2)"Salary" also includes vacation accrued but unused as of December 31, 2020.

Mr. Page
Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary(2)	734,726	18,726	734,726	376,726
Bonus	1,154,500	179,000	537,000	179,000
Accelerated Vesting of Unvested Equity Compensation	2,383,224	—	2,383,224	753,131
Health Coverage	37,930	—	25,287	—
Dividend Equivalents	253,796	—	253,796	—
Total	4,564,176	197,726	3,934,033	1,308,857
(1)“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.
(2)"Salary" also includes vacation accrued but unused as of December 31, 2020.
CEO Pay Ratio
Pursuant to the Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose in this proxy statement the following information for the 2020 fiscal year:
•the median of the annual total compensation of all employees of our Company (excluding our CEO);
•the annual total compensation of our CEO; and
•the ratio of the annual total compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO).
Based on Item 402(u) and applicable SEC guidance and applying the methodology described below, we have determined that our CEO’s annual total compensation for 2020 was $10,198,144, and our reasonable good faith estimate of the median of the annual total compensation of all of our employees (excluding our CEO) for 2020 was $109,624. Accordingly, we estimate the ratio of our CEO’s annual total compensation for 2020 to the median of the annual total compensation of all of our employees (excluding our CEO) for 2020 was 93 to 1. We are presenting an alternative pay ratio that we believe facilitates a better understanding of our CEO’s ongoing annual total compensation and better comparability. The pay ratio provided above is based on our CEO’s 2020 annual total compensation, as reported in the 2020 Summary Compensation Table, which includes a special long-term retention award of restricted stock units made to our CEO to incentivize and retain him. The fair market value of this award as provided in the 2020 Summary Compensation Table was $5,000,000. The supplemental pay ratio excludes the non-recurring special equity award. For purposes of this ratio, our CEO’s 2020 annual total compensation was $5,198,143, which when compared to the annual total compensation of our median employee of $109,624, results in a pay ratio of 47 to 1, which is comparable to the pay ratio in 2019.
We selected December 31, 2020, which is a date within the last three months of fiscal 2020, as the date we would use to identify our median employee. To identify the median employee from our employee population, we used the amount of salary, bonus, other cash compensation, and, to the extent applicable, the value of equity awards made to employees under the Equity Plan. We used our payroll records to identify this information. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total compensation, including the value of equity awards granted to employees under the Company’s Equity Plan in 2020, is an appropriate and consistently applied compensation measure because a significant number of our employees participate in the Equity Plan.
Under Item 402(u) and applicable SEC guidance, each company has considerable flexibility to use a compensation measure to identify its median employee, provided the measure is consistently applied to all employees included in the calculation. Additionally, companies are afforded significant discretion as to the assumptions, adjustments and estimates it uses to identify the median employee or to determine annual total compensation of the median employee. Therefore, our 2020 pay ratio is not intended to facilitate a comparison to the pay ratio disclosed by any other company, including any company in our peer group.

STOCK OWNERSHIP
Equity Compensation Plan Information
The table below presents information as of December 31, 2020 for the Equity Plan and the Employee Stock Purchase Plan. The Company does not have any equity compensation plans that have not been approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by shareholders	1,824,433	(1)	—	2,030,966	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	1,824,433		—	2,030,966
(1)Includes (i) 2019 and 2020 performance-based restricted stock units at target level granted to our officers under the Equity Plan, which will vest, if at all, based on achievement of performance criteria over a performance period, subject to the terms of the grant, (ii) a 2020 time-based restricted stock unit award to our CEO, which vests one-half after four years and one-half after five years from the grant date and (iii) time-based restricted stock units granted to our non-employee trustees under the Equity Plan. Performance-based restricted stock units granted in 2018 vested at the actual performance level of 157.9% based on performance as of December 31, 2020. With the exception of the 2018 performance-based restricted stock units, the actual number of performance-based restricted stock units granted has not been determined and will be determined based on the Company’s performance over the 3-year performance periods applicable to each award.
(2)Represents 1,926,938 shares under the Equity Plan and 104,028 shares under the 2015 Employee Stock Purchase Plan available for future issuance as of December 31, 2020.
Beneficial Ownership of the Company’s Securities
The following table sets forth certain information known to the Company with respect to beneficial ownership of our common shares and common shares issuable upon redemption of common units in our operating partnership (“OP Units”) as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares; (ii) each member of the Board; (iii) the Company’s President and Chief Executive Officer and each of its other NEOs in the Summary Compensation Table in this proxy statement; and (iv) all trustees and executive officers as a group. The percentage of shares owned is based on 210,825,268 common shares outstanding and 5,683,964 OP Units outstanding that are not held by the Company as of February 25, 2021.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date, including through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common shares subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this proxy statement or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the address of each named person is c/o Physicians Realty Trust, 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. No shares beneficially owned by any executive officer, trustee or trustee nominee have been pledged as security for a loan, except as provided below.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Number of Common Shares and OP Units Beneficially Owned	Percentage of All Common Shares	Percentage of All Common Shares and OP Units
Executive Officers and Trustees:
John T. Thomas(1)	442,851	442,851	*	*
Jeffrey N. Theiler	199,521	199,521	*	*
D. Deeni Taylor	199,957	199,957	*	*
Mark D. Theine	129,030	129,030	*	*
Bradley D. Page(2)	90,968	90,968	*	*
Stanton D. Anderson(3)	51,624	51,624	*	*
Tommy G. Thompson(4)	127,946	127,946	*	*
Albert C. Black, Jr.(5)	78,818	78,818	*	*
Richard A. Weiss	48,109	48,109	*	*
Mark A. Baumgartner(6)	46,754	46,754	*	*
William A. Ebinger, M.D.	45,978	45,978	*	*
Pamela J. Kessler(7)	14,947	14,947	*	*
All executive officers and trustees as a group (16 people)	1,716,359	1,716,359	*	*
Other 5% Shareholders:
BlackRock, Inc.(8)	29,903,626	29,903,626	14.4%	14.4%
The Vanguard Group(9)	29,645,510	29,645,510	14.2%	14.2%
*    Less than 1.0%
(1)Includes 1,346 common shares held by accounts for the benefit of Mr. Thomas’ children, and 50,000 common shares subject to a margin loan that will be paid off in full over time.
(2)Includes 55,328 common shares held by by Bradley D. Page and Cheryl M. Page Joint Revocable Trust dated 1/19/2015.
(3)Includes 12,980 common shares held by the Stanton D. Anderson Trust.
(4)Includes 1,300 common shares held by Thompson Family Charitable Foundation.
(5)Includes 14,948 common shares held by Mr. Black’s spouse and 1,267 shares held by the Black Family Capital Trust.
(6)The 46,754 common shares are held by the Mark A. and Mary Jane Baumgartner Revocable Trust dated 09/16/07.
(7)The 3,383 common shares are held by the Kessler Family Trust dated 03/31/00.
(8)Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2021. These securities are owned by BlackRock directly or through wholly-owned subsidiaries of BlackRock. BlackRock has sole voting power with respect to 29,274,480 common shares and sole dispositive power with respect to 29,903,626 common shares. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.
(9)Based on a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group (“Vanguard”) has sole dispositive power with respect to 28,815,036 common shares, shared voting power with respect to 659,916 common shares, and shared dispositive power with respect to 830,474 common shares. Vanguard lists its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Certain Relationships and Related Party Transactions
We have adopted a related person transaction policy, which provides that we will not enter into any transaction required to be disclosed under Item 404 of Regulation S-K unless the audit committee reviews and approves or ratifies such transaction in accordance with such policy. The audit committee consists of Mr. Baumgartner, who serves as Chairman, Mr. Anderson, and Ms. Kessler.
Related person transactions generally are identified in:
•questionnaires annually distributed to our trustees and executive officers; and
•communications made directly by the related person to the principal financial officer, the principal accounting officer or, if neither are available, an officer of a similar position.
In the course of its review and approval or ratification of a disclosable related party transaction, the audit committee will consider all relevant factors, including whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the audit committee will consider the following:
•the size of the transaction and the amount of consideration payable to a related person;
•the nature of the interest of the applicable related person;
•whether the transaction may involve a conflict of interest; and
•whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.
The audit committee may, in its discretion, engage outside counsel to review certain related person transactions. In addition, the committee may request that the full Board consider the approval or ratification of any related person transaction if it deems advisable.
Finally, it is our policy to make disclosures regarding any transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 to the extent required by SEC rules. The related person transaction policy is available in the "Investors" section of our website (www.docreit.com) under “Governance Documents.”

Delinquent Section 16(a) Reports
Our executive officers, trustees, and persons owning more than 10% of our common shares are required to file reports under section 16(a) of the Exchange Act regarding their ownership of and transactions in the company's common shares and other securities related to our common shares. Based solely on our review of the reports filed during 2020 and representations from our executive officers and trustees, we believe that all Section16(a) filing requirements applicable to our executive officers and trustees were timely met during 2020, except that a Form 4 reporting a transaction was inadvertently filed late for John Thomas.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
How is the Company distributing proxy materials?
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2021
Our Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2020 Annual Report
are available on the following website: www.investorvote.com/DOC
In accordance with SEC rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to our shareholders over the Internet and we have instructed brokers, banks and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in “street name” (other than those beneficial shareholders who previously requested printed copy delivery) containing instructions on how to access the proxy materials online.
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or on-going basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.
In addition to this proxy statement, our proxy materials include our 2020 Annual Report, which includes the Form 10-K. Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the "Investors" section of our website (www.docreit.com) under “SEC Filings.” The information included in our website is not incorporated herein by reference.
What proposals will be voted on at the Annual Meeting?
Three proposals will be voted on at the Annual Meeting:
1.The election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;
2.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.The approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers.
What are the Board’s recommendations?
Our Board unanimously recommends that you vote:
1.“FOR” the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);
2.“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and
3.“FOR” the non-binding advisory approval of executive compensation (Proposal 3).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, John T. Thomas, Jeffrey N. Theiler and John W. Lucey, or any of them, will have discretion to vote on those matters in accordance with his or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?
Shareholders of record at the close of business on the Record Date may vote at the Annual Meeting. As of the close of business on the Record Date, there were 211,047,627 common shares outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting or by proxy, of the holders of a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed under “What vote is required to approve each item?”) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a registered shareholder and holding shares in street name?
If your common shares are owned directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a registered holder of those common shares.
If your common shares are held by a broker, bank or nominee, you hold those common shares in street name. Your broker, bank or other nominee will vote your common shares as you direct.
How do I vote?
Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without attending the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.
Shareholders of Record. As a shareholder of record, you may vote at the meeting, or vote by authorizing a proxy by completing, signing and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.
Beneficial (“Street Name”) Shareholders. The broker, bank or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. If you wish to vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or nominee that holds your common shares giving you the right to vote the common shares.
You can ensure your vote is cast at the meeting by completing, signing, dating and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.
If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or attend the Annual Meeting and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name at the close of business on the Record Date, which number corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.
You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast.
If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:
1.“FOR” the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);
2.“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and
3.“FOR” the non-binding advisory approval of executive compensation (Proposal 3)
Can I change my vote or revoke my proxy?
If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your common shares, by attending the meeting and voting.

What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 - The election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified	Majority of Votes Cast	No
Proposal 2 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	Majority of Votes Cast	Yes
Proposal 3 - The non-binding advisory approval of executive compensation	Majority of Votes Cast	No
With respect to Proposal 1, which is an uncontested election, the vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a trustee. For purposes of the election of trustees, votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. You may vote “FOR” each nominee or “WITHHOLD” your vote as to each nominee. Each nominee receiving more “FOR” votes than “WITHHOLD” votes will be elected. Proxies may not be voted for more than eight trustees.
With respect to Proposal 2, the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Votes cast do not include abstentions, and therefore, abstentions will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter. You may vote “FOR”, “AGAINST” or “ABSTAIN.” The Company’s declaration of trust and bylaws do not require that the shareholders ratify the selection of the Company’s independent registered public accounting firm. However, the Company is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.
With respect to Proposal 3, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the non-binding advisory approval of executive compensation. Votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. You may vote “FOR”, “AGAINST” or “ABSTAIN.”
If your common shares are held in “street name,” and you do not instruct the broker as to how to vote these shares on Proposal 1 or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
Is cumulative voting permitted for the election of trustees?
No. The Company’s declaration of trust and bylaws do not permit cumulative voting at any election of trustees.
Who is soliciting my proxy, and how are proxies solicited?
Our Board of Trustees is soliciting your proxy. The costs and expenses of soliciting proxies from shareholders will be paid by the Company. Employees, officers and trustees of the Company may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.
What is householding?
The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as “householding”, permits us to realize significant cost savings and reduces the amount of duplicate information shareholders receive. In accordance with notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding may notify the Secretary orally or in writing at the telephone number or address, as applicable, set forth herein. In addition, shareholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future may also notify the Secretary orally or in writing at the telephone number or address, as applicable, set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.
Who counts the votes?
Computershare Trust Company, N.A., our transfer agent, will act as inspector of elections and certify the voting results.
How do I find out the voting results?
We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 11, 2021. The Form 8-K will be available at our website (www.docreit.com) under the tab “SEC Filings” and on the SEC’s website at http://www.sec.gov.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/284196383. You also will be able to vote your shares during the Annual Meeting.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. The password for the meeting is DOC2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 10:00 a.m., Central Daylight Time, on Wednesday, May 5, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Physicians Realty Trust holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 29, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:        Computershare
Physicians Realty Trust Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1 (800) 962-4284.

NEXT ANNUAL MEETING -SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS
The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, is November 18, 2021. Such proposals must comply with SEC regulations under Rule 14a-18 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In addition, our bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our bylaws, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws require the shareholder to provide notice in writing to the Secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date our proxy statement is released to our shareholders for the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than October 19, 2021 and no later than November 18, 2021. However, if we hold our 2022 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be delivered not less than 120 days nor more than 150 days prior to the date of the 2022 Annual Meeting, as originally convened, or the 10th day following the date on which public announcement of the date of the 2022 Annual Meeting is first made.
A shareholders’ notice must set forth the information required by our bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.
All notices of proposals by shareholders, whether or not intended to be included in the Company’s proxy materials, should be sent to Physicians Realty Trust, Board c/o Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.
INFORMATION NOT INCORPORATED INTO THIS PROXY STATEMENT
The information on our website (www.docreit.com) is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

PHYSICIANS REALTY TRUST

VOTE

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You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/DOC** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Trustees recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.

	For	Withhold		For	Withhold		For	Withhold
01 - John T. Thomas	☐	☐	02 - Tommy G. Thompson	☐	☐	03 - Stanton D. Anderson	☐	☐
04 - Mark A. Baumgartner	☐	☐	05 - Albert C. Black, Jr.	☐	☐	06 - William A. Ebinger, M.D.	☐	☐
07 - Pamela J. Kessler	☐	☐	08 - Richard A. Weiss	☐	☐			

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03ET5B

The 2021 Annual Meeting of Shareholders of Physicians Realty Trust will be held on
Wednesday, May 5, 2021 at 10:00 a.m. CDT, virtually via the internet at www.meetingcenter.io/284196383.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — DOC2021.

You will not be able to attend the Annual Meeting in-person to vote or to ask questions, but you may do so virtually via live webcast by following the instructions available in our proxy statement and at www.edocumentview.com/DOC.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/DOC

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/DOC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Physicians Realty Trust

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Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Trustees for Annual Meeting — May 5, 2021

The undersigned hereby appoints John T. Thomas, Jeffrey N. Theiler, and John W. Lucey, and any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Physicians Realty Trust to be held on May 5, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of the Board of Trustees and FOR items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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PHYSICIANS REALTY TRUST
309 N. Water Street, Suite 500
Milwaukee, WI 53202
DOCREIT.COM | 844-DOC-REIT
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